EXHIBIT 10.1

EXECUTION COPY

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

BY AND BETWEEN

AMAG PHARMACEUTICALS, INC.

AND

TAKEDA PHARMACEUTICAL COMPANY LIMITED

MARCH 31, 2010

LICENSE, DEVELOPMENT AND COMMERCIALIZATION

AGREEMENT

This LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is entered into as of March 31, 2010 (the “Effective Date”) by and between AMAG PHARMACEUTICALS, INC., a Delaware corporation with its principal place of business at 100 Hayden Ave, Lexington, MA 02421, USA (“AMAG”), and TAKEDA PHARMACEUTICAL COMPANY LIMITED, a company incorporated under the laws of Japan, with its principal place of business at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka, 540-8645, Japan (“Takeda”).  AMAG and Takeda are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, AMAG has launched in the United States and is developing its proprietary Feraheme® (ferumoxytol) Injection product for the treatment and diagnosis of certain human diseases and conditions in and outside the United States;

WHEREAS, Takeda possesses resources and expertise in the development, marketing, and commercialization of pharmaceutical products in the Licensed Territory (as defined below); and

WHEREAS, Takeda desires to collaborate with AMAG on the further development of the Product (as defined below) in the Field (as defined below) through regulatory approval in the Licensed Territory, and to obtain commercialization rights to the Product in the Field in the Licensed Territory, and AMAG is willing to so collaborate and to grant such rights on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1                               “Acquiror” has the meaning set forth in Section 16.5.

1.2                               “Affiliate” means, with respect to a particular Party or a Takeda sublicensee set forth in Section 2.1(c), a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party or sublicensee.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise. Notwithstanding the foregoing, Takeda Thailand Ltd. shall be deemed to be an Affiliate of Takeda.

1.3                               [***] has the meaning set forth in Section 4.9(b)(ii).

1.4                               “AMAG House Marks” means the AMAG names and logo as set forth on Exhibit D.

1.5                               “AMAG Indemnitees” has the meaning set forth in Section 11.2.

1.6                               “AMAG Know-How” means all Information that is Controlled by AMAG or its Affiliates as of the Effective Date or during the Term and is necessary or useful for the Development, Manufacture or Commercialization of the Product in the Field in accordance with the terms of this Agreement.  For clarity, AMAG Know-How excludes Information claimed in any AMAG Patent.   For avoidance of doubt, AMAG Know-How shall exclude the Information of any Third Party that becomes an Acquiror of AMAG, except for any Information included within the definition of “AMAG Know-How” that is developed by such Acquiror after the closing of such acquisition in the course of conducting activities on behalf of AMAG under this Agreement.

1.7                               “AMAG Opt-In Study” has the meaning set forth in Section 4.6.

1.8                               “AMAG Patent” means any Patent that (a) is Controlled by AMAG or its Affiliates as of the Effective Date or at any time during the Term, and (b) claims the composition of matter, use or Manufacture of the Product in the Field.  A list of AMAG Patents in existence as of the Effective Date is attached hereto as Exhibit C-1, and AMAG shall update such list from time to time to include additional AMAG Patents, including patents issuing from any listed application or claiming priority thereto or otherwise continuing therefrom.  For the avoidance of doubt, AMAG Patents shall include Product Patents, and shall exclude the Takeda Patents and the Patents of any Third Party that becomes an Acquiror of AMAG, except for (i) any Patents claiming inventions that are included within the definition of an “AMAG Patent” that are developed by such Acquiror in the course of conducting activities on behalf of AMAG under this Agreement, or (ii) any Patents Controlled by such Acquiror at the closing of the acquisition of AMAG that claim the composition, use or manufacture of the Product as in existence as of the Effective Date.

1.9                               “AMAG Product Marks” means all trademarks in the Licensed Territory related to the Product that are Controlled by AMAG or its Affiliates during the Term.  The AMAG Product Marks in existence (or for which AMAG or its Affiliates has submitted an application) as of the Effective Date are set forth on Exhibit D, and shall be updated from time to time.

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.10                        “AMAG Technology” means the AMAG Patents and AMAG Know-How.

1.11                        “Asia-Pacific” means the countries shown in Part II of Exhibit B attached hereto, including any successor country and jurisdiction of any of such countries.

1.12                        “Best Knowledge” means, as applied to a Party, that such Party shall be deemed to have knowledge of a particular fact or other matter to the extent that a reasonably prudent person with experience in the pharmaceutical industry and with primary responsibility for the applicable subject matter would or should know of such fact or other matter upon diligent inquiry.

1.13                        “CEE” means the countries shown in Part III of Exhibit B attached hereto, including any successor country or jurisdiction of any of such countries.

1.14                        “CIS” means the countries shown in Part IV of Exhibit B attached hereto, including any successor country or jurisdiction of any of such countries.

1.15                        “Claims” has the meaning set forth in Section 11.1.

1.16                        “CMC” means chemistry, manufacturing and controls as specified by the FDA.

1.17                        “Commercialization,” with a correlative meaning for “Commercialize” and “Commercializing,” means all activities undertaken before and after obtaining Regulatory Approvals relating specifically to the pre-launch, launch, promotion, detailing, medical education and medical liaison activities, marketing, pricing, reimbursement, sale, distribution, and other commercialization related activities to be detailed in the Commercialization Plan of the Product, including but not limited to: (a) strategic marketing, sales force detailing, advertising, medical education and liaison, and market and Product support; (b) all customer support, Product distribution, invoicing and sales activities; and (c) Phase 4 Clinical Trials and other post-approval clinical studies other than those studies required by a Regulatory Authority or otherwise intended to be used to support the continued Regulatory Approval of a Product in a given indication in the Field in a country in the Licensed Territory.

1.18                        “Commercialization Plan” has the meaning set forth in Section 6.2.

1.19                        “Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party and its Affiliates with respect to any objective, activity or decision to be undertaken hereunder, reasonable, good faith efforts to accomplish such objective, activity or decision as such Party would normally use to accomplish a similar objective, activity or decision under similar circumstances in connection with an active development, manufacturing or commercialization program, it being understood and agreed that with respect to the Development, Manufacture or Commercialization of the Product, such efforts shall be similar to those efforts and resources commonly used by such Party for a similar pharmaceutical product owned by it or to which it has similar rights (and not less than the efforts that would be applied by a similarly situated company using normal and customary level of efforts within the pharmaceutical industry for a comparable product), which product is at a similar stage in its development or product life and is of similar market potential, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products sold by Third Parties in the marketplace, the patent and other proprietary position of the Product, the likelihood of Regulatory Approval given the regulatory structure involved, and the profitability of the Product taking into consideration, among other factors, Third Party costs and expenses including the royalties, milestone and other payments payable to licensors of patent or other intellectual property rights, the Manufacturing cost of the Product, and the pricing and reimbursement relating to the Product.  Commercially Reasonable Efforts shall be determined on a market-by-market and indication-by-indication basis for the Product, and it is anticipated that the level of effort may change over time, reflecting changes in the status of the Product and the market(s) involved.

1.20                        “Committee” has the meaning set forth in Section 3.3(a).

1.21                        “Confidential Information” means, with respect to a Party, all reports and other Information of such Party that are disclosed to the other Party under this Agreement, whether in oral, written, graphic, or electronic form.  In addition, the terms of this Agreement shall be deemed the Confidential Information of both Parties.  All Information disclosed by either Party pursuant to the Mutual Confidentiality Agreement between the Parties dated May 19, 2009 shall be deemed to be such Party’s Confidential Information disclosed hereunder.

1.22                        “Control” means, with respect to any material, Information, or intellectual property right, that a Party (a) owns or (b) has a license to such material, Information, or intellectual property right and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.

1.23                        “Designated Executive” has the meaning set forth in Section 3.1(b).

1.24                        “Designated Second Source Supplier” or “DSS” means a Third Party manufacturer of the Product designated in the Second Source Plan or designated by AMAG and reasonably acceptable to Takeda.

1.25                        “Develop” or “Development” means all activities relating to preparing and conducting non-clinical studies, human clinical studies (other than the studies which are included in the definition of Commercialization), regulatory activities (e.g., regulatory applications) and other development-related activities to be detailed in the Development Plan with respect to the Product, but excluding in each case any activities relating to the Manufacture of the Product.

1.26                        “Development Plan” means that certain mutually agreed written development plan of all clinical studies to be performed for the Product for the Licensed Territory, titled “Feraheme Initial Clinical Development Plan,” dated March 31, 2010 and delivered to Takeda prior to the Effective Date, which Development Plan is incorporated herein by this reference, as amended in accordance with Section 4.3(b).

1.27                        “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.28                        “EMA” means the European Medicines Agency or any successor entity.

1.29                        “Europe” means the countries shown in Part I of Exhibit B attached hereto, including any successor country or jurisdiction of any such countries.

1.30                        “EU-5” means the countries of France, Germany, Italy, Spain, and United Kingdom.

1.31                        “EU-15” means the countries of Austria, Belgium, Denmark, Finland, Ireland, Netherlands, Portugal, Norway, Sweden and Switzerland (i.e., Europe excluding the EU-5 and EU-30).

1.32                        “EU-30” means the countries of Bulgaria, Cyprus, Czech Republic, Estonia, Greece, Hungary, Latvia, Lithuania, Luxembourg, Malta, Poland, Romania, Slovakia, Slovenia, and Iceland (i.e., Europe excluding the EU-5 and EU-15).

1.33                        “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended.

1.34                        “FDA” means the U.S. Food and Drug Administration or any successor entity.

1.35                        “Field” means the prevention, diagnosis and treatment of all human diseases and conditions, excluding the Imaging Field.

1.36                        “Finish” means to label and package vials or other containers of the Product suitable for distribution to final users.

1.37                        “First Commercial Sale” means the first sale to a Third Party of the Product in a given regulatory jurisdiction after Regulatory Approval has been obtained in such jurisdiction. For clarity, sales for test marketing, sampling and promotional or clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

1.38                        “Fiscal Year” means the twelve (12) consecutive month period beginning April 1 and ending March 31.

1.39                        “FTE” means the equivalent of a full-time individual’s work time for a twelve (12)-month period of scientific, technical or managerial work under the Development Plan.  The portion of an FTE year devoted by an individual to work under the Development Plan shall equal the average over twelve (12) consecutive months of the percent of maximum potential working time in a given month that such individual reported that he or she devoted to the Development Plan, which shall not be greater than one hundred percent (100%), according to Takeda’s then-current reporting practices.

1.40                        “FTE Costs” means the internal costs incurred by Takeda, at the FTE Rate, for activities conducted under the Development Plan.

1.41                        “FTE Rate” means the annual rate of [***] per FTE for Takeda’s personnel conducting activities under the Development Plan.  Upon each anniversary of the Effective Date, the FTE Rate may be adjusted upon request of either Party in accordance with the change in the applicable government consumer price index for the most recent twelve-month period for which such information has been published in a relevant country(ies).

1.42                        “Future Required Studies” has the meaning set forth in Section 4.4(c)(ii).

1.43                        “Generic Product” means, with respect to a particular Product, on a country-by-country basis, any pharmaceutical product that (i) contains substantially the same chemical composition, approximate chemical formula, and apparent molecular weight as the Product and has the same pharmaceutical form as the Product, (ii) obtains regulatory approval by reference to the Product pursuant to Article 10 (as applicable) of Directive 2001/83/EC and Article 3(3) of Regulation EC/726/2004 of the European Parliament and of the Council on the Community code relating to medicinal products for human use, as amended, or any similar approval in any country of the Licensed Territory that is based on reference to the Regulatory Approval for such Product in such country and a demonstration of therapeutic equivalence or similarity to such Product, and (iii) is sold in the same country as such Product by a Third Party that is not a sublicensee of Takeda or its Affiliates and did not purchase such product in a chain of distribution that included any of Takeda or its Affiliates or sublicensees.

1.44                        “Good Clinical Practices” or “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Licensed Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonization (“ICH”).

1.45                        “Good Laboratory Practices” or “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other Regulatory Authority applicable to the Licensed Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.46                        “Good Manufacturing Practices,” “cGMP” or “GMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials promulgated by the EMA or other Regulatory Authority applicable to the Licensed

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.47                        “Good Pharmacovigilance Practices” or “cGPvP” means the then-current good pharmacovigilance practices recommended by the FDA, EMA (including Volume 9A of The Rules Governing Medicinal Products in the European Union — Guidelines on Pharmacovigilance for Medicinal Products for Human Use), or other Regulatory Authority applicable to the Licensed Territory, as they may be updated from time to time, including applicable guidelines under the ICH.

1.48                        “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other government authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.49                        “Group” shall mean a group of Persons whose beneficial ownership of AMAG securities would be aggregated for purposes of Section 13(d) of the U.S. Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder.

1.50                        “IDA Indication” is an indication for the treatment of iron deficiency anemia generally without limit to a specific patient population or sub-population.

1.51                        “Imaging Field” means any use of the Product as an imaging agent (including use as a reagent) detected by magnetic resonance technology, including, for clarity, the use of such imaging agent for diagnostic purposes.

1.52                        “Increase in Scope” has the meaning set forth in Section 4.9(b)(i).

1.53                        “IND” means (a) an Investigational New Drug application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent Governmental Authority in any other regulatory jurisdiction outside the U.S., the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.54                        “Indemnified Party” has the meaning set forth in Section 11.3.

1.55                        “Indemnifying Party” has the meaning set forth in Section 11.3.

1.56                        “Indication” means any human disease or condition which can be treated, prevented or cured or the progression of which can be delayed and for which a Product is specifically developed in order to obtain Regulatory Approval.

1.57                        “Information” means any data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), CMC information, stability data and other study data and procedures.

1.58                        “Initial Studies” has the meaning set forth in Section 4.4(a)(i).

1.59                        “Insolvency Event” means, with respect to a Party, except for the event of a solvent reorganization or amalgamation, (a) the filing by such Party in court or agency pursuant to any applicable statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such Party or of its assets, or (b) the filing by a Third Party against such Party of an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding up arrangement, composition or readjustment of such Party’s debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or the issuance of a warrant of attachment, execution or similar process against a Party, and, in each case, only if the applicable petition, warrant of attachment, execution or similar process is not dismissed within ninety (90) days after the filing thereof, or (c) that such Party proposes or is a party to any dissolution or liquidation under applicable law, or makes an assignment for the benefit of creditors, or (d) with respect to AMAG, issuance of a going concern opinion and a reasonable good faith determination by Takeda that the current financial condition of AMAG, as reflected in such opinion, is likely to have a material and adverse effect on AMAG’s ability to supply Product to Takeda in accordance with the terms of this Agreement and the Supply Agreement.

1.60                        “Joint Development Committee” or “JDC” means the committee formed by the Parties as described in Section 3.2(a).

1.61                        “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 3.1(a).

1.62                        “Laws” means all laws, statutes, rules, regulations, guidelines, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.63                        “Licensed Territory” means Europe, CEE, CIS, Asia-Pacific and the countries shown in Part V of Exhibit B attached hereto, but excluding any country or territory in which this Agreement has been terminated under Article 13.

1.64                        “Loss of Meaningful Exclusivity” means, with respect to a particular country and Product, the end of the [***] consecutive calendar month during which one or more Third Parties sells a number of equivalent units of a Generic Product of such Product in such country

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

comprising, during each such month, at least [***] of the aggregate combined number of equivalent units of such Product and such Generic Product(s) sold in such month in such country.  All such determinations of unit volume shall be based upon a mutually acceptable calculation method and using market share (calculated on unit number basis) data provided by a reputable and mutually agreed upon provider, such as IMS Health.

1.65                        “Manufacture” with a correlative meaning for “Manufacturing,” means all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including manufacturing Product in finished form for Development, manufacturing finished Product for Commercialization, packaging, in-process and finished Product testing, release of Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Product, ongoing stability tests and regulatory activities related to any of the foregoing.

1.66                        “Marketing Authorization Application” or “MAA” means an application to the appropriate Regulatory Authority for approval to market the Product (but excluding pricing approvals) in any particular jurisdiction.

1.67                        “Net Sales” means the gross amounts invoiced by Takeda, its Affiliates and their respective sublicensees for sales of Product made to unaffiliated Third Parties, less the following deductions to the extent reasonable and customary provided to unaffiliated entities and actually allowed with respect to such sales:

(a)                                  reasonable cash, trade or quantity discounts, charge-back payments, and rebates actually granted or administrative fees actually booked to trade customers, patients (including those in the form of a coupon or voucher), managed health care organizations, pharmaceutical benefit managers, group purchasing organizations and national, state, or local governments, and to the agencies, purchasers and reimbursers of managed health organizations, pharmaceutical benefit managers, group purchasing organizations, or federal, state or local governments; provided, however, that in each case such amounts shall be applied in a normal and customary manner with respect to other similarly situated products of the selling party and not applied disproportionately to the Product.  The selling Party shall notify the other Party of any exceptional circumstances in order to adequately maintain the competitive position of the Product and the Parties shall confer in good faith regarding any deviation from such normal and customary practice;

(b)                                  credits or allowances actually allowed upon prompt payment or on account of claims, damaged goods, rejections or returns of such Product, including in connection with recalls;

(c)                                  freight, postage, shipping, transportation and insurance charges, in each case actually allowed or paid for delivery of Product, to the extent billed or recognized; and

(d)                                  taxes (other than income taxes), duties, tariffs or other governmental charges levied on the sale of such Product, including value-added and sales taxes.

(e)                                  Notwithstanding the foregoing, amounts received or invoiced by Takeda, its Affiliates, or their sublicensees for the sale of Product among Takeda, its Affiliates or their respective sublicensees for resale shall not be included in the computation of Net Sales hereunder.  For purposes of determining Net Sales, the Product shall be deemed to be sold and booked when invoiced.  Net Sales shall be accounted for in accordance with standard Takeda practices for operation by Takeda, its Affiliates or sublicensees, as practiced in the relevant country in the Licensed Territory, but in any event in accordance with respective local generally accepted accounting principles, consistently applied in such country in the Licensed Territory.

(f)                                    Takeda, its Affiliates, and their respective sublicensees will not sell Product in combination with or as part of a bundle with other products or offer packaged arrangements to customers that include the Product in such a manner as to disproportionately discount the selling price of the Product, as compared with the weighted-average discount applied to the other products, as a percent of the respective list prices (or if not available, a good faith estimate thereof) of such products and the Product prior to applying the discount.

1.68                        “New Product Marks” has the meaning set forth in Section 6.7(a).

1.69                        “Non-Field Product” has the meaning set forth in Section 6.6(a).

1.70                        “Off-label Use of Non-Field Product” has the meaning set forth in Section 6.6(a).

1.71                        “Opt-In Study” has the meaning set forth in Section 4.9(c).

1.72                        “Other AMAG Studies” has the meaning set forth in Section 4.5.

1.73                        “Out-of-Pocket Costs” means any amounts paid by a Party to Third Parties in connection with activities or services conducted by such Third Parties, including clinical trial materials, contract research, laboratory services, consulting services, shipping and distribution.  For clarity, Out-of-Pocket Costs for any Initial Studies, New Retreatment Study or New Pediatric Studies conducted by Takeda pursuant to Sections 4.4(a)(ii) and 4.4(b)(ii) and (iii), respectively, shall include Takeda’s payments to AMAG or to a Designated Second Source Supplier for Product used in such studies.

1.74                        “Patent Challenge” has the meaning set forth in Section 13.4.

1.75                        “Patent Term Extension” means any term extensions, supplementary protection certificates and equivalents thereof offering patent protection beyond the initial term with respect to any issued Patents.

1.76                        “Patents” means (a) pending patent applications (and patents issuing therefrom), issued patents, utility models and designs; and (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any patents, patent applications, utility models or designs, in each case being enforceable within the applicable territory.

1.77                        “Pediatric Studies” has the meaning set forth in Section 4.4(b)(i).

1.78                        “Person” shall mean a natural person, corporation, partnership, trust, joint venture, limited liability company, Regulatory Authority or any other entity or organization.

1.79                        “Phase 3 Clinical Trial” means a clinical trial of a pharmaceutical product on patients, which trial(s) are designed to (a) establish that a drug is safe and efficacious for its intended use; (b) establish the dosage range to be prescribed; and (c) support approval of an application to a Regulatory Authority for the commercial marketing of such drug.

1.80                        “Phase 4 Clinical Trial” means a clinical trial on patients, possibly including pharmacokinetic studies, which trial is (a) not required to obtain Regulatory Approval of the initial indication(s) for the Product, (b) not required by the Regulatory Authority as mandatory to be conducted on or after the Regulatory Approval of the initial indication(s), and (c) conducted voluntarily by a Party to enhance marketing or scientific knowledge of the Product (e.g., providing additional drug profile, safety data or marketing support information, or supporting expansion of product labeling)  (other than for Regulatory Approval).  For clarity, Phase 4 Clinical Trials are the responsibility of Takeda as a Takeda Study and are not subject to the terms of Section 4.9(b).

1.81                        “Product” means a pharmaceutical composition that (a) contains AMAG’s ferumoxytol described on Exhibit A or (b) is claimed by one of the following AMAG Patents: [***] or any patent issuing from [***], in any dosage form, formulation and form of administration.

1.82                        “Product Complaint” means any written, verbal or electronic expression of dissatisfaction regarding the Product, including reports of actual or suspected product tampering, contamination, mislabeling or inclusion of improper ingredients.

1.83                        “Product Infringement” has the meaning set forth in Section 9.5(b)(i).

1.84                        “Product Inventions” has the meaning set forth in Section 9.1.

1.85                        “Product Patent” has the meaning set forth in Section 9.1.

1.86                        “Regulatory Approval” means all approvals necessary for the commercial sale of the Product for the Field, in a given country or regulatory jurisdiction, including a price and/or reimbursement permit, if required for commercial sale of the Product, and including approval of the MAA.

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.87                        “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction.

1.88                        “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights (other than a patent right) conferred by any Governmental Authority with respect to the Product in a country in the Licensed Territory, including rights similar to those conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997.

1.89                        “Regulatory Lead” has the meaning set forth in Section 5.2(a).

1.90                        “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Governmental Authority in order to Develop, Manufacture, market, sell or otherwise Commercialize the Product in a particular country, territory or possession.  Regulatory Materials include INDs and MAAs.

1.91                        “Royalty Term” means, with respect to a particular country in the Licensed Territory, the period of time beginning upon the date of First Commercial Sale of the Product for the Field in such country and continuing until the Loss of Meaningful Exclusivity for the Product in such country.

1.92                        “SOPs” or “Standard Operating Procedures” has the meaning set forth in Section 7.4.

1.93                        “Supply Agreement” has the meaning set forth in Section 7.2.

1.94                        [***] has the meaning set forth in Section 4.9(b)(i).

1.95                        “Takeda Indemnitees” has the meaning set forth in Section 11.1.

1.96                        “Takeda Know-How” means all Information that (a) is Controlled by Takeda or its Affiliates as of the Effective Date and applied or used in connection with the Development, Manufacture or Commercialization by Takeda of the Product, or (b) arises from Takeda’s activities under this Agreement, but excluding any and all Product Inventions.  For clarity, Takeda Know-How excludes Information claimed in any Takeda Patent.  For the avoidance of doubt, Takeda Know-How shall exclude the Information of any Third Party that becomes an Acquiror of Takeda, except for any Information included within the definition of “Takeda Know-How” that is developed by such Acquiror after the closing of such acquisition in the course of conducting activities on behalf of Takeda under this Agreement.

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.97                        “Takeda Marks” has the meaning set forth in Section 6.7(b).

1.98                        “Takeda Opt-In Study” has the meaning set forth in Section 4.5.

1.99                        “Takeda Patent” means any Patent that (a) is Controlled by Takeda or its Affiliates as of the Effective Date and applied or used in connection with the Development, Manufacture or Commercialization by Takeda of the Product hereunder, or (b) claims any inventions made by Takeda, other than the Product Inventions, in the course of conducting its activities under this Agreement.  A list of the Takeda Patents in existence as of the Effective Date, if any, is as attached hereto as Exhibit C-2, and Takeda shall update such list from time to time to include additional Takeda Patents, including patents issuing from any listed application or claiming priority thereto or otherwise continuing therefrom.  For the avoidance of doubt, Takeda Patents shall exclude the Patents of any Third Party that becomes an Acquiror of Takeda, except for (i) any Patents claiming inventions that are included within the definition of a “Takeda Patent” that are developed by such Acquiror in the course of conducting activities on behalf of Takeda under this Agreement, or (ii) any Patents Controlled by such Acquiror at the closing of the acquisition of Takeda that claim the composition, use or manufacture of the Product as in existence as of the Effective Date.

1.100                 “Takeda Studies” has the meaning set forth in Section 4.6.

1.101                 “Takeda Technology” means the Takeda Patents and Takeda Know-How.

1.102                 “Term” means the term of this Agreement, as determined in accordance with Article 13.

1.103                 “Third Party” means any entity other than AMAG or Takeda or an Affiliate of either of them.

1.104                 “Transfer Event” has the meaning set forth in Schedule 7.2.

1.105                 [***] has the meaning set forth in Section 4.9(a)(ii).

1.106                 “U.S. Studies” has the meaning set forth in Section 4.4(b).

1.107                 “Withdrawal Notice” has the meaning set forth in Section 3.3(d).

ARTICLE 2

LICENSES AND EXCLUSIVITY

2.1                               Licenses to Takeda under AMAG Technology

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)                                  Licenses to Takeda.

(i)                                    Subject to the terms and conditions of this Agreement, AMAG hereby grants Takeda an exclusive (even as to AMAG except as provided in Section 2.1(b) below), royalty-bearing license, with the right to sublicense directly or through multiple tiers as provided in Section 2.1(c), under the AMAG Technology, to research, Develop, Finish, use, sell, offer for sale, distribute, import, export and otherwise Commercialize the Product in the Field in the Licensed Territory.  In addition, for any Development or Commercialization activities permitted under Article 4, AMAG hereby grants Takeda a non-exclusive, royalty-bearing license, with the right to sublicense directly or through multiple tiers as provided in Section 2.1(c), under the AMAG Technology, to Develop, use, import and export the Product in the Field outside the Licensed Territory to conduct any such permitted activities solely to the extent for the Development or Commercialization of the Product in the Licensed Territory pursuant to the license granted in the immediately preceding sentence. Takeda’s right to use and access certain AMAG Know-How is subject to Takeda’s payment of certain Development expenses, as described in Section 4.11.  For clarity, the foregoing licenses exclude the right to Manufacture or have Manufactured the Product, except for the right to Finish the Product, subject to the following subsection (ii).

(ii)                                Subject to the terms and conditions of this Agreement and the Supply Agreement, and effective only upon a Transfer Event and for so long thereafter as provided in the Supply Agreement, AMAG hereby grants Takeda a co-exclusive (with AMAG and the Designated Second Source Suppliers) license under the AMAG Technology to have Manufactured the Product by a Designated Second Source Supplier for Development and Commercialization of the Product by Takeda or its Affiliates or sublicensees pursuant to the license granted in Section 2.1(a)(i).

(b)                                  AMAG Retained Rights.  Notwithstanding the rights granted to Takeda in Section 2.1(a) and without limiting the generality of Section 2.5, AMAG retains the following: (i) subject to Section 4.5, the right to conduct or have conducted clinical trials and other studies in the Licensed Territory for the generation of data in support of any regulatory submissions to (x) any Regulatory Authority outside the Licensed Territory or (y) the Regulatory Authorities within the Licensed Territory only to the extent as provided in Article 4; and (ii) the right to Manufacture or have Manufactured Product anywhere in the Licensed Territory, in each case together with the right to import and export the Product in such territories for such purposes.

(c)                                  Sublicense Rights.  Takeda shall have the right, directly or through multiples tiers, to (i) grant sublicenses of the licenses granted in Section 2.1(a)(i) to one or more of its Affiliates at any time; (ii) upon written notice to the JSC, grant sublicenses of the license granted under Section 2.1(a)(i) to one or more Third Parties; provided, however, that the right to sublicense the right to Develop the Product under this Section 2.1(c)(ii) may be granted only to a sublicensee of the right to Commercialize the Product, and such Development shall be limited to clinical studies required to obtain or maintain Regulatory Approval in a particular country, subject to Section 4.4(c); and (iii) grant sublicenses under its Development rights under Section 2.1(a)(i) (A) in the EU-5 to Third Parties upon the written consent of AMAG, at AMAG’s sole discretion, and (B) in the Licensed Territory outside the EU-5 to Third Parties upon the written consent of AMAG, not to be unreasonably withheld.  Takeda shall provide all information reasonably requested by the JSC prior to entering into any such Third Party arrangement and shall, within thirty (30) days after granting a Third Party a sublicense under the licenses granted in Section 2.1(a)(i), notify AMAG of the grant of such sublicense and provide AMAG with a true and complete copy of the sublicense agreement (provided that Takeda may redact any information contained therein that is not necessary to disclose to ensure compliance with this Agreement).  Each sublicense agreement shall be consistent with the terms and conditions of this Agreement.  Takeda shall, in each agreement under which it grants a sublicense under the license set forth in Section 2.1(a)(i) (each, a “Takeda Sublicense Agreement”), require the sublicensee (A) to provide Information to Takeda to the extent necessary for Takeda and AMAG to comply with their obligations under Article 5, and (B) to provide the following to AMAG, if this Agreement terminates, or to Takeda, if only such Takeda Sublicense Agreement terminates: (x) the assignment and transfer of ownership and possession of all Regulatory Materials (including Regulatory Approvals) held or possessed by such sublicensee (which assignment could also be directly to Takeda prior to any such termination), and (y) the assignment of all intellectual property Controlled by such sublicensee that covers a Product or its respective use, manufacture, sale, or importation and was created by or on behalf of such sublicensee during the exercise of its rights or fulfillment of its obligations pursuant to such Takeda Sublicense Agreement.  In addition, Takeda will include provisions in each Takeda Sublicense Agreement providing that if the sublicensee or any of its Affiliates undertakes a Patent Challenge, Takeda may terminate all sublicenses under the AMAG Patents granted to such sublicensee.  If a sublicensee (or an Affiliate of such sublicensee) undertakes a Patent Challenge, then Takeda, upon receipt of notice thereof from AMAG, will terminate all sublicenses under the AMAG Patents granted to such sublicensee in the applicable sublicense agreement.  Takeda shall be responsible for ensuring that its sublicensees comply with the terms of this Agreement, and the operations of all such sublicensees with respect to Takeda’s rights or obligations hereunder shall be deemed to be the operations of Takeda, for which Takeda shall be responsible.

2.2                               License to AMAG.  Subject to the terms and conditions of this Agreement, Takeda hereby grants to AMAG (a) a non-exclusive, royalty-free license (with the right to sublicense as provided below) in the Field under the Takeda Technology to Develop, use, make, and have made the Product in the Licensed Territory pursuant to the terms of this Agreement and the Supply Agreement, and (b) a non-exclusive, royalty-free, perpetual, irrevocable license, with the right to grant sublicenses through multiple tiers, under the Takeda Technology to develop, make, have made, use, sell, offer for sale and import the Product in the Field outside the Licensed Territory; provided, however, that upon any material breach of this Agreement by AMAG, and notwithstanding AMAG’s timely cure of such breach, the foregoing license under this subsection 2.2(b) shall become a royalty-bearing license, which shall start to accrue on the date of such material breach, subject to a commercially reasonable royalty rate to be negotiated in good faith by the Parties and, if not agreed by the Parties within sixty (60) days after commencing negotiations, determined by the panel of neutrals pursuant to Section 14.4.  In addition, upon AMAG’s written request, Takeda shall, in good faith, negotiate with AMAG the terms and conditions under which Takeda would grant to AMAG (c) a non-exclusive, royalty-bearing, worldwide license, with the right to grant sublicenses through multiple tiers, under the Takeda Technology to research, develop, make, have made, use, sell, offer for sale and import the Product outside the Field.  AMAG’s right to use and access certain Takeda Know-How is subject to AMAG’s payment of certain Development expenses, as described in Section 4.11.  If AMAG desires to sublicense the rights granted by Takeda under subsection (b) or (c) above, AMAG shall notify Takeda in advance and provide any information reasonably requested by Takeda with respect to such proposed sublicensee. AMAG shall be responsible for ensuring that its sublicensees comply with the terms of this Agreement, and the operations of all such sublicensees with respect to AMAG’s rights or obligations hereunder shall be deemed to be the operations of AMAG, for which AMAG shall be responsible.

2.3                               Negative Covenant.  Each Party covenants that it will not use or practice any of the other Party’s intellectual property rights licensed to it under this Article 2 except for the purposes expressly permitted in the applicable license grant.

2.4                               Right of First Negotiation.  AMAG shall not commercialize the Product in the Imaging Field in the Licensed Territory, whether by itself or through its Affiliates or a Third Party, without first offering such commercialization right to Takeda as set forth in this Section 2.4. [***]

2.5                               No Implied Licenses.  Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party.

2.6                               Exclusivity.

(a)                                  Takeda hereby covenants that, [***] in any country or countries terminated under this Agreement, neither it nor its Affiliates will, directly or indirectly, by itself or with a Third Party, commercialize any pharmaceutical product in the Licensed Territory and in the Field:  (i) containing or comprising iron as the primary active pharmaceutical ingredient formulated for delivery by parenteral means and (ii) indicated for the treatment of anemia, including iron deficiency anemia (except for any Product under this Agreement during the Term).  Notwithstanding the foregoing, if [***], Takeda acquires a Third Party that is commercializing a product in the Field in the Licensed Territory that would constitute a breach of the immediately preceding sentence, Takeda shall divest or otherwise cease to commercialize such product in the Field in the Licensed Territory [***].

(b)                                  AMAG hereby covenants that during the Term, neither it nor its Affiliates will, directly or indirectly, by itself or with a Third Party, commercialize in the Licensed Territory and in the Field any pharmaceutical product containing or comprising iron as the primary active pharmaceutical ingredient formulated for delivery by parenteral means.  Notwithstanding the foregoing, if during the Term, AMAG acquires a Third Party (and such acquisition does not result in a Change of Control of AMAG) that is commercializing a product

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in the Field in the Licensed Territory that would constitute a breach of the immediately preceding sentence, AMAG shall divest or otherwise cease to commercialize such product in the Field in the Licensed Territory [***].

(c)                                  Notwithstanding Section 2.6(b), if an Acquiror of AMAG is conducting human clinical trials for or commercializing, at the closing of the acquisition of AMAG, a product that would constitute a breach of Section 2.6(b), the Acquiror may elect one of the following by written notice to Takeda [***]: (1) to divest or otherwise cease to clinically develop or commercialize such product in the Field in the Licensed Territory [***], in which case such product will not be deemed a breach of Section 2.6(b), or (2) to continue the clinical development or commercialization of such product, in which case this Section 2.6 would immediately be of no further force and effect.  In addition, notwithstanding Section 2.6(b), an Acquiror of AMAG shall have the right to conduct research and preclinical development in the Field of a pharmaceutical product containing or comprising iron as the primary active pharmaceutical ingredient formulated for delivery by parenteral means, provided that such product does not use any AMAG Know-How and is not claimed by any AMAG Patent.  Commencing upon the Acquiror’s initiating human clinical trials for such product, this Section 2.6 would be of no further force and effect.

2.7                               Cross-Territorial Restrictions.

(a)                                  Takeda hereby covenants and agrees that it shall not, and will ensure that its Affiliates and sublicensees will not, either directly or indirectly, actively promote, market, distribute, import, sell or have sold Product into countries outside the Licensed Territory.  As to such countries outside the Licensed Territory: (i) Takeda shall not, and will ensure that its Affiliates and sublicensees will not, engage in any advertising or promotional activities relating to the Product directed primarily to customers or other buyers or users of the Product located in such countries; and (ii) Takeda shall not, and will ensure that its Affiliates and sublicensees will not, solicit orders from any prospective purchaser located in such countries.  If Takeda receives any order from a prospective purchaser located in a country outside the Licensed Territory from which re-imports into the Licensed Territory are unlikely, Takeda shall immediately refer that order to AMAG.  Takeda shall not accept any such orders.  Takeda may not deliver or tender (or cause to be delivered or tendered) any Product into a country outside of the Licensed Territory from which re-imports into the Licensed Territory are unlikely.  Takeda shall not, and will ensure that its Affiliates and sublicensees will not, restrict or impede in any manner AMAG’s exercise of its retained rights outside the Licensed Territory, provided that any such exercise of rights by AMAG shall comply with the terms of this Agreement.

(b)                                  Unless otherwise permitted herein, AMAG hereby covenants and agrees that it shall not, and will ensure that its Affiliates or its sublicensees will not, either directly or indirectly, promote, market, distribute, import, sell or have sold Product in the Field into any

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

countries in the Licensed Territory.  As to such countries in the Licensed Territory, (i) AMAG shall not, and will ensure that its Affiliates and sublicensees will not, engage in any advertising or promotional activities relating to the Product in the Field directed primarily to customers or other buyers or users of the Product located in such countries; and (ii) AMAG shall not, and will ensure that its Affiliates and sublicensees will not, solicit orders from any prospective purchaser located in such countries.  If AMAG receives any order from a prospective purchaser located in a country in the Licensed Territory from which re-imports to a country outside the Licensed Territory are unlikely, AMAG shall immediately refer that order to Takeda.  AMAG shall not accept any such orders.  AMAG may not deliver or tender (or cause to be delivered or tendered) any Product in the Field into a country in the Licensed Territory from which re-imports into a country outside the Licensed Territory are unlikely. AMAG shall not, and will ensure that its Affiliates and sublicensees will not, restrict or impede in any manner Takeda’s exercise of its rights granted under this Agreement in the Licensed Territory, provided that any such exercise of rights by Takeda shall comply with the terms of this Agreement.

ARTICLE 3

MANAGEMENT

3.1                               Joint Steering Committee.

(a)                                  Formation and Role.  The Parties agree to establish a Joint Steering Committee (or “JSC”) for the overall coordination and oversight of the Parties’ activities under this Agreement, promptly after the Effective Date.  The JSC shall operate by the procedures set forth in Section 3.3.  Subject to Section 14.2(b), the role of the Joint Steering Committee shall be:

(i)                                    to review and discuss the overall strategy for the Development, Manufacture,  and Commercialization of the Product for the Licensed Territory in the Field;

(ii)                                to review, discuss and approve the Development Plan (and any proposed amendments or revisions to such plan) and the overall strategy for Regulatory Approval (including the initial approval and any supplements and expansions thereof);

(iii)                            to review and discuss the Commercialization Plan (and any proposed amendments or revisions to such plan); and

(iv)                               to establish such subcommittees and to perform such other functions as appropriate to further the purposes of this Agreement, as determined by the Parties in writing.

(b)                                  JSC Decisions and Actions.  Actions to be taken by the Joint Steering Committee shall be taken only following unanimous vote, with each Party having one (1) vote.  If the Joint Steering Committee fails to reach unanimous agreement on a matter before it for decision for a period in excess of ten (10) business days, either Party may submit the matter to a senior executive officer designated in writing by each Party having sufficient decision making authority over the particular matter and not serving on any Committee (a “Designated Executive”) for resolution in accordance with the decision-making procedures described in Section 14.2, including the specific decision-making rights of each Party as described in such section.

3.2                               Joint Development Committee

(a)                                  Formation and Role.  The Parties agree to establish a Joint Development Committee (or “JDC”), which will monitor and coordinate communication and operations regarding the Parties’ efforts with respect to the Development and Regulatory Approval of the Product in the Field in the Licensed Territory, including creation, amendment and oversight of the Development Plan and operational Development activities.  Each Party shall have an equal number of representatives on the Joint Development Committee.  The JDC shall operate by the procedures set forth in Section 3.3.  The role of the JDC shall be:

(i)                                    to facilitate the exchange of Information between the Parties under this Agreement with respect to their Product-related activities, including as and to the extent necessary for each Party to perform its obligations under this Agreement;

(ii)                                to review and discuss the Development Plan and all amendments and updates thereto; and

(iii)                            to establish such working teams or subcommittees and to perform such other functions as appropriate to further the purposes of this Agreement, as determined by the Parties in writing.

(b)                                  JDC Decisions and Actions.  Actions to be taken by the JDC shall be taken only following unanimous vote, with each Party having one (1) vote.  If the JDC fails to reach unanimous agreement on a matter before it for decision for a period in excess of ten (10) business days from the date first presented to the JDC in writing, the matter shall be referred immediately to the JSC.

(c)                                  Protocols Review.  If (i) Takeda desires to conduct a Takeda Study as permitted under Article 4, or any Development activity assumed by Takeda under Section 4.4, or (ii) AMAG desires to conduct an Other AMAG Study as permitted under Article 4, or Phase 4 Clinical Trials in the Licensed Territory for the purpose of obtaining Regulatory Approval for or Commercializing the Product outside the Licensed Territory, then in each case (i) and (ii) such Party shall notify the JDC at the first JDC meeting following such Party’s decision to conduct any such activities.  With respect to any proposed clinical trial, the proposing Party shall provide to the JDC, as soon as available (if not available prior to such meeting), the protocol, primary and secondary endpoints, inclusion and exclusion criteria, comparators, estimated number of patients, and statistical power for such trial, and the countries in which such trial will be conducted, as well and any other material matters pertaining to such study.

(d)                                  AMAG Budgets.  For each clinical trial that AMAG conducts under this Agreement and that Takeda has the right to assume under Section 4.4(a)(ii), 4.4(b)(ii), 4.4(b)(iii)

or 4.4(c)(iii), AMAG shall provide the JDC with a reasonably detailed budget of the Out-of-Pocket Costs for such clinical trial at the first JDC meeting after the Effective Date, and shall provide updates thereafter on an annual basis or upon material changes to the budget by AMAG. AMAG shall respond to Takeda’s reasonable requests for detailed information supporting any such budget.

3.3                               Committee Membership and Procedures.

(a)                                  Membership.  AMAG and Takeda shall each designate an equal number of representatives (each of whom shall be in a management position of the applicable Party) to serve on the JSC and JDC (each a “Committee”) by written notices to the other Party.  Representatives selected for the JDC shall have appropriate expertise/experience in clinical development of pharmaceutical products.  Initially, each Party shall designate three (3) representatives for each Committee.  Each Committee may elect to vary the number of representatives from time to time during the Term.  Either Party may designate substitutes for its representatives if one (1) or more of such Party’s designated representatives is unable to be present at a meeting.  From time to time each Party may replace its representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s).  Each Committee will have a chairperson, to be designated as described below.  The chairperson shall be responsible for (i) calling meetings, (ii) preparing and issuing minutes of each such meeting within ten (10) business days thereafter, and (iii) preparing and circulating an agenda for the upcoming meeting, but shall have no special authority over the other members of the Committee, and shall have no additional voting rights or powers beyond those held by the other members of the Committee.

(b)                                  Chairperson

(i)                                    The initial chairperson of the JSC shall be appointed by Takeda.  On each anniversary of the Effective Date, the Parties shall alternate designation of the chairperson of the JSC for the commencing year.

(ii)                                The initial chairperson of the JDC shall be appointed by AMAG.  On each anniversary of the Effective Date, the Parties shall alternate designation of the chairperson of the JDC for the commencing year.

(c)                                  Meetings.  Meetings of a Committee shall be held at least quarterly during the first eighteen (18) months after the Effective Date and twice per year thereafter during the Term, unless the Parties mutually agree in writing to a different frequency for such meetings.  No later than ten (10) business days prior to any regularly scheduled meeting of a Committee, the chairperson shall prepare and circulate an agenda for such meeting and, as soon as practicable, materials for the meeting; provided, however, that either Party may propose additional topics to be included on such agenda, prior to such meeting.  A Committee may meet in person, by videoconference or by teleconference, provided that at least one meeting during each calendar year is in person.  With the prior consent of the other Party’s representatives (such consent not to be unreasonably withheld or delayed), each Party may invite non-members to participate in the discussions and meetings of a Committee, provided that such participants shall have no voting rights or powers and shall be subject to the confidentiality provisions set forth in Article 12.  Each Party will bear the expense of its respective members’ participation in Committee meetings.  Meetings of a Committee shall be effective only if at least two (2) representatives of each Party are present or participating in such meeting.  The chairperson of a Committee will be responsible for preparing reasonably detailed written minutes of all Committee meetings that include material decisions made at such meetings.  The chairperson shall send draft meeting minutes to each member of the Committee for review and approval within ten (10) business days after each Committee meeting.  Such minutes will be deemed approved unless one or more members of the Committee objects to the accuracy of such minutes within ten (10) business days of receipt.

(d)                                  Discontinuation of Participation in a Committee.  At any time during the Term and for any reason, either Party shall have the right to withdraw from participation in a Committee upon written notice to the other Party, which notice shall be effective immediately upon receipt (“Withdrawal Notice”).  Following the issuance of a Withdrawal Notice and subject to this Section 3.3(d), the applicable Committee shall be disbanded and all decisions expressly delegated to such Committee shall be made by a representative of the Parties subject to the escalation procedures in Section 14.2.  If, at any time following the issuance of a Withdrawal Notice, such Party wishes to resume participating in the Committee, such Party shall notify the other Party in writing, and after thirty (30) days from the date of such notice, the Committee shall be reinstated and the terms of this Article 3 shall apply to such Committee from and after such date.  For clarity, the withdrawal by a Party under this Section 3.2(d) shall only limit such Party’s rights and obligations under this Article 3 with respect to participation and decision-making in the Committee.  Notwithstanding the foregoing, a Party may not withdraw from or rejoin a Committee more than once during any Fiscal Year.

(e)                                  Authority.  The JSC and JDC shall each perform its responsibilities and make decisions under this Agreement based on the principles of prompt and diligent Development and Commercialization of Product in the Licensed Territory with Commercially Reasonable Efforts, consistent with good pharmaceutical practices and commercially reasonable consideration of the optimal balance of maximizing long-term profits derived from the sale of the Product in the Licensed Territory in the context of the estimated costs for Development and Commercialization of the Product in the Licensed Territory. The JSC and the JDC shall each have only the powers assigned expressly to it in this Article 3 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.  The JSC and JDC shall be responsible for setting overall strategic direction relating to and the Development Plan and Commercialization Plan as set forth in this Article 3, but day-to-day, tactical or operational matters with respect to the Development and Commercialization of the Product in the Licensed Territory will be decided, in accordance with the terms of this Agreement, by the Party responsible hereunder for the execution of such matters.

3.4                               Alliance Managers.  Promptly following the Effective Date, each Party shall designate in writing an individual as its alliance manager to facilitate communication and coordination of the Parties’ activities under this Agreement relating to the Product.

3.5          Collaboration Guidelines.  Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.

ARTICLE 4

PRODUCT DEVELOPMENT

4.1          Overview of Product Development.  The Parties desire and intend to collaborate with respect to the Development of the Product in the Licensed Territory in the Field, as and to the extent set forth in this Agreement.  In general, AMAG shall be responsible for conducting the Development activities for the Product for the Licensed Territory contemplated as of the Effective Date and any additional studies required by a Regulatory Authority in the Licensed Territory for Regulatory Approval, unless otherwise agreed by the Parties.

4.2          Principles of Product Development.  Each Party’s Development of the Product in the Field for the Licensed Territory shall be conducted in a manner consistent with the following principles: (1) seeking Regulatory Approval that includes the appropriate label for such Product in light of the clinical data, and (2) obtaining Regulatory Approval for such Product consistent with the preceding clause and in a timely manner in accordance with the terms of this Agreement.

4.3          Development Plan.

(a)           Initial Development Plan.  All Development of the Product in the Field for the Licensed Territory shall be conducted pursuant to the Development Plan.  The Development Plan shall specify (i) the plans and timeline for preparing the necessary Regulatory Materials and for obtaining Regulatory Approval for the Product in the Licensed Territory, (ii) the Development activities of each Party and (iii) clinical supply for the Product.  Each Party shall conduct its Development activities in accordance with the then-current Development Plan and the terms of this Agreement.

(b)           Amendments.  From time to time and, on at least an annual basis, the JDC shall update and amend, as appropriate, the then-current Development Plan, including to address any changes to the Initial Studies that the JSC deems necessary to ensure the commercial viability of the Product.  If either Party desires to materially change a study then set forth in the Development Plan or to conduct a study or other activity not then set forth in the Development Plan, such Party shall notify the JDC, and the JDC shall discuss such proposed changes and corresponding amendment to the Development Plan.  In addition, if a Regulatory Authority in the Licensed Territory communicates to a Party that additional studies or material changes to then-contemplated studies may be required as a condition of approval of the MAA by such Regulatory Authority, or for appropriate reimbursement for the Product, the Parties shall immediately notify the JDC, and the JDC shall promptly meet to discuss a response to such Regulatory Authority decision.  Within ninety (90) days after such meeting, the Parties shall prepare an amendment to the Development Plan to reflect the JDC’s discussion and decision, subject to Section 4.9.  The JDC shall submit each amendment to the JSC for review and approval.  If the JSC fails to agree on any amendment to the Development Plan, the matter shall be submitted to the Designated Executives pursuant to Section 3.1(b) for resolution in accordance with Section 14.2.  For clarity, notwithstanding anything to the contrary in this Agreement, each Party shall have the right to suspend, terminate or modify any Development activities conducted by such Party as reasonably necessary to ensure the health, safety or welfare of a subject in any clinical trial.

4.4          AMAG Development Responsibilities.

(a)           Initial Studies.

(i)            AMAG shall be responsible for conducting, at its sole cost and expense, subject to Sections 4.9(a)(ii), 4.9(a)(iii) and 4.9(b), the Development activities reasonably necessary to perform the studies set forth on Schedule 4.4(a) (the “Initial Studies”), as described in the Development Plan.  AMAG shall have the right to use any and all data and results generated from the Initial Studies for any and all purposes outside the Licensed Territory.  For the avoidance of doubt, Takeda shall have the right to use data and all other Information from the Initial Studies included in the AMAG Technology for the purposes of obtaining and maintaining Regulatory Approval for the Product in the Field in the Licensed Territory in accordance with the terms of this Agreement.  AMAG shall in all material respects timely conduct all Development activities for the Initial Studies as set forth in the then-current Development Plan.

(ii)           In the event that AMAG materially fails to perform the Initial Studies consistent with the then-current Development Plan (such failure referred to herein as an “Initial Studies Failure”), Takeda shall have the right to allege an Initial Studies Failure by written notice to AMAG, such notice to set forth the basis for such alleged failure in reasonable detail.  AMAG shall have a period of [***] to cure such failure to Takeda’s reasonable satisfaction.  If AMAG does not so cure such failure, then Takeda shall have the right to conduct the Initial Studies to which the material failure pertains in accordance with the then-current Development Plan as reasonably amended by Takeda, consistent with its obligation to use Commercially Reasonable Efforts under Section 4.7, to mitigate the consequences of such failure.  Takeda shall provide such amended Development Plan to the JDC promptly after preparation thereof.  Upon Takeda’s exercise of such right, AMAG shall provide Takeda with its then-current budget for the Out-of-Pockets Costs for the applicable study and any supporting material reasonably requested by Takeda to the extent necessary or useful for Takeda to conduct such studies.  If Takeda conducts such studies, AMAG shall, at its expense, take all actions reasonably required to transfer such studies to Takeda in a timely, efficient and effective manner, including procurement of manufacture and supply of the necessary Product for the studies and/or the management of the studies, which AMAG shall facilitate by introducing Takeda to AMAG’s Third Party vendors, including CROs, and, upon Takeda’s request, using reasonable efforts to

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

assign to Takeda or amend as appropriate any Third Party contracts to the extent related to such studies, [***].  Upon the [***] of an Initial Studies Failure, Takeda shall have the right to assume responsibility for and conduct the Initial Studies to which such failure pertains as provided above in this Section 4.4(a)(ii), notwithstanding AMAG’s timely cure of such Initial Studies Failure.

(b)           U.S. Studies and Pediatric Studies.

(i)            AMAG shall use Commercially Reasonable Efforts to conduct, at its sole cost and expense, subject to Sections 4.9(a)(ii), 4.9(a)(iii) and 4.9(b), (x) a placebo-controlled Phase 3 Clinical Trial of the Product for iron deficiency anemia and a long-term retreatment study, for the purpose of generating data to submit to the FDA to support Regulatory Approval of the Product in the U.S. (the “U.S. Studies”) and (y) four (4) pediatric Phase 4 Clinical Trials set forth in the pediatric investigation plan approved by the Pediatric Committee of the EMA (the “Pediatric Studies”).  A list of the U.S. Studies and Pediatric Studies is set forth on Schedule 4.4(b).  For the avoidance of doubt, Takeda shall have the right to use data and all other Information from the U.S. Studies and the Pediatric Studies included in the AMAG Technology for the purposes of obtaining and maintaining Regulatory Approval for the Product in the Licensed Territory in accordance with the terms of this Agreement.  AMAG shall use Commercially Reasonable Efforts to timely conduct all Development activities for the U.S. Studies and Pediatric Studies as set forth in the then-current Development Plan.

(ii)           In the event that (x) AMAG does not complete the long-term retreatment study for iron deficiency anemia included in the U.S. Studies (“U.S. Retreatment Study”) as described in the Development Plan as of the Effective Date, [***] as set forth in the Development Plan as of the Effective Date, or (y) AMAG discontinues the U.S. Retreatment Study prior to its planned completion date, upon the occurrence of which AMAG shall immediately notify Takeda, then AMAG shall, at its expense, conduct an additional study (“New Retreatment Study”) to generate equivalent data in all material respects for Takeda to submit to the EMA.  In such event, AMAG shall initiate (i.e., first dosing of the first patient) the New Retreatment Study [***], and shall use Commercially Reasonable Efforts to complete the New Retreatment Study on a timely basis.  Notwithstanding the foregoing, Takeda shall have the right to conduct the New Retreatment Study upon written notice to AMAG [***], in accordance with the then-current Development Plan as reasonably amended by the JDC and approved by the JSC to mitigate the consequences of such failure, if AMAG has not then initiated such study.  Upon Takeda’s exercise of such right, AMAG shall provide Takeda with its then-current budget for the Out-of-Pockets Costs for the applicable study and any supporting material reasonably requested by Takeda to the extent necessary or useful for Takeda to conduct such studies.  If Takeda conducts such study, AMAG shall be relieved of its obligation to conduct such study and shall, at its expense, take all actions reasonably required to transfer the study to Takeda in a timely,

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

efficient and effective manner, including procurement of manufacture and supply of the necessary Product for such study and/or the management of such study, which AMAG shall facilitate by introducing Takeda to AMAG’s Third Party vendors, including CROs, and, upon Takeda’s request, using reasonable efforts to assign or amend as appropriate any Third Party contracts to the extent related to such study, and [***].

(iii)         In the event that (x) AMAG does not complete the Pediatric Studies as described in the Development Plan as of the Effective Date, [***], or (y) AMAG discontinues the Pediatric Studies prior to their planned completion date, upon the occurrence of which AMAG shall immediately notify Takeda, then AMAG shall, at its expense, conduct additional studies (“New Pediatric Studies”) to generate equivalent data in all material respects for Takeda to submit to the EMA.  In such event, AMAG shall initiate (i.e., first dosing of the first patient) the New Pediatric Studies [***], and shall use Commercially Reasonable Efforts to complete the New Pediatric Studies on a timely basis.  Notwithstanding the foregoing, Takeda shall have the right to conduct the New Pediatric Studies upon written notice to AMAG [***], in accordance with the then-current Development Plan as reasonably amended by the JDC and approved by the JSC to mitigate the consequences of such failure, if AMAG has not then initiated such study.  Upon Takeda’s exercise of such right, AMAG shall provide Takeda with its then-current budget for the Out-of-Pockets Costs for the applicable study and any supporting material reasonably requested by Takeda to the extent necessary or useful for Takeda to conduct such studies.  If Takeda conducts such studies, AMAG shall be relieved of its obligation to conduct such studies and shall, at its expense, take all actions reasonably required to transfer such studies to Takeda in a timely, efficient and effective manner, including procurement of manufacture and supply of the necessary Product for such studies and/or the management of such studies, which AMAG shall facilitate by introducing Takeda to AMAG’s Third Party vendors, including CROs, and, upon Takeda’s request, using reasonable efforts to assign or amend as appropriate any Third Party contracts to the extent related to the clinical trials, and [***].

(iv)          For clarity, if AMAG conducts the U.S. Retreatment Study and Pediatric Studies in accordance with the Development Plan, and the EMA or other Regulatory Authority in the Licensed Territory determines that such study is insufficient for approval of the MAA and an additional study is required, then such additional required study shall be a Future Required Study subject to Section 4.4(c) below and shall not be a New Retreatment Study or New Pediatric Study (as the case may be) subject to this Section 4.4(b).

(c)           Future Required Studies.

(i)            In addition to the Initial Studies, U.S. Studies and Pediatric Studies, AMAG shall be responsible for using Commercially Reasonable Efforts to conduct (1) all studies that are required after the Effective Date by a Regulatory Authority in the Licensed Territory as a condition for approval of the MAA for iron deficiency anemia associated with

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

chronic kidney disease and/or for the IDA Indication or for appropriate reimbursement of the Product, and (2) to the extent agreed by the JDC and approved by the JSC, subject to Section 14.2, all studies that are recommended after the Effective Date by a Regulatory Authority in the Licensed Territory for approval of the MAA for the Product ((1) and (2), collectively, the “Future Required Studies”), subject to Sections 4.4(c)(ii) and (iii) and 4.9(b), unless agreed otherwise by the Parties.  For clarity, an MAA for a patient population for which a previous MAA was not filed will be considered to be an MAA for a distinct Indication.  AMAG shall have the right to use any and all data and results generated from the Future Required Studies for any and all purposes outside the Licensed Territory.  For the avoidance of doubt, Takeda shall have the right to use data from the Future Required Studies included in the AMAG Technology for the purposes of obtaining and maintaining Regulatory Approval for the Product in the Licensed Territory in accordance with the terms of this Agreement.  AMAG shall use Commercially Reasonable Efforts to timely conduct all Development activities for the Future Required Studies as set forth in the then-current Development Plan.

(ii)           If Takeda desires to conduct any Future Required Studies in a country outside of Europe through its sublicensee of commercial rights in such country, Takeda shall notify AMAG, and the Parties shall meet and discuss in good faith the qualifications of such sublicensee to conduct such activities and a budget for such activities, as well as AMAG’s qualifications and budget for such activities.  Takeda shall have the right to conduct such activities through such sublicensee if such sublicensee is reasonably qualified (based on local requirements and capabilities) and if such budget is reasonably similar to AMAG’s budget for such activities.

(iii)         In the event that AMAG materially fails to perform a Future Required Study consistent with the then-current Development Plan (such failure referred to herein as a “Future Required Study Failure”) Takeda shall have the right to allege a Future Required Study Failure by written notice to AMAG, such notice to set forth the basis for such alleged failure in reasonable detail.  AMAG shall have a period of [***] to cure such failure to Takeda’s reasonable satisfaction.  If AMAG does not so cure such failure, then Takeda shall have the right to conduct the Future Required Study to which the material failure pertains in accordance with the then-current Development Plan as reasonably amended by Takeda, consistent with its obligation to use Commercially Reasonable Efforts under Section 4.7, to mitigate the consequences of such failure.  Takeda shall provide such amended Development Plan to the JDC promptly after preparation thereof.  Upon Takeda’s exercise of such right, AMAG shall provide Takeda with its then-current budget for the Out-of-Pockets Costs for the applicable study and any supporting material reasonably requested by Takeda to the extent necessary or useful for Takeda to conduct such studies.  If Takeda conducts such studies, AMAG shall, at its expense, take all actions reasonably required to transfer such responsibility to Takeda in a timely, efficient and effective manner, including the responsibility for procuring the

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

manufacture and supply of the necessary Product for the clinical trials and/or the management of the related clinical trials, which AMAG shall facilitate by introducing Takeda to AMAG’s Third Party CROs and, upon Takeda’s request, using reasonable efforts to assign to Takeda any Third Party contracts to the extent related to the clinical trials.  Upon the [***] of a Future Required Study Failure, Takeda shall have the right to assume responsibility for and conduct the Future Required Study to which such failure pertains as provided above in this Section 4.4(c)(iii), notwithstanding AMAG’s timely cure of such Future Required Study Failure.

4.5          Other AMAG Studies.  AMAG may not conduct any studies of the Product for use outside the Licensed Territory that would be likely to have a material adverse impact on the product profile, safety or efficacy of the Product in the Field in the Licensed Territory.  As provided in Section 3.2(c), AMAG shall notify the JDC of its intent to conduct any studies of the Product (other than the Initial Studies, Future Required Studies, U.S. Studies or Pediatric Studies) that AMAG intends to use in obtaining or maintaining Regulatory Approval outside the Licensed Territory in the Field and under which AMAG may grant Takeda rights (the “Other AMAG Studies”), at the first JDC meeting following AMAG’s decision to conduct such studies.  Takeda shall have the right to use data from an Other AMAG Study included in the AMAG Technology only if Takeda bears a share of the costs and expenses for such study as provided in Section 4.9(c).  Upon Takeda’s request, AMAG shall provide Takeda with a reasonably detailed plan and budget for the conduct of such Other AMAG Study.  At any time between receipt of such plan and budget and completion (i.e., delivery of the final study report) of the Other AMAG Study, Takeda shall have the right to elect to opt in to such Other AMAG Study by providing written notice to AMAG.  Upon such election, Takeda shall [***], such Other AMAG Study shall be a “Takeda Opt-In Study”, and such Takeda Opt-In Study shall be included in the Development Plan.  AMAG shall use Commercially Reasonable Efforts to conduct such Takeda Opt-In Study in accordance with the Development Plan.

4.6          Takeda Product Development.  Takeda may, in its sole discretion, conduct studies of the Product for the purpose of obtaining or maintaining Regulatory Approval or for Commercializing the Product in the Licensed Territory that are not Future Required Studies, such as Phase 4 Clinical Trials in the Licensed Territory, in which it may grant AMAG rights (the “Takeda Studies”); provided, however, that Takeda may not conduct any such studies that would be likely to have a material adverse impact on the product profile, safety or efficacy of the Product in the Field outside the Licensed Territory.  AMAG shall have the right to use data from a Takeda Study only if AMAG bears a share of the costs and expenses for such study as provided in Section 4.9(c).  As provided in Section 3.2(c), Takeda shall notify the JDC of its intent to conduct a Takeda Study at the first JDC meeting following Takeda’s decision to conduct such study.  Upon AMAG’s request, Takeda shall provide AMAG with a reasonably detailed plan and budget for the conduct of such Takeda Study.  At any time between receipt of such plan and budget and completion (i.e., delivery of the final study report) of the Takeda Study, AMAG shall

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

have the right to elect to opt in to such Takeda Study, by providing written notice to Takeda.  Upon such election, AMAG shall [***], such Takeda Study shall be an “AMAG Opt-In Study”, and such AMAG Opt-In Study shall be included in the Development Plan.  Takeda shall use Commercially Reasonable Efforts to conduct such AMAG Opt-In Study in accordance with the Development Plan.

4.7          Development Diligence.  Takeda shall use Commercially Reasonable Efforts to Develop (either through AMAG, a Third Party sublicensee or by Takeda or its Affiliates with respect to a study that Takeda conducts or assumes) and seek Regulatory Approval of the Product for use in the Field throughout the Licensed Territory in accordance with the terms and conditions of this Agreement.  Takeda shall conduct all Development activities that Takeda assumes in accordance with the then-current Development Plan.  With respect to any country in the Licensed Territory for which Takeda has not initiated Development activities or the Development Plan has not included activities for such country, Takeda shall use Commercially Reasonable Efforts to determine whether to conduct Development activities and seek Regulatory Approval for the Product in such country.

4.8          Reports.  The Parties shall discuss the status, progress and results of each Party’s Development activities under the Development Plan at meetings of the JDC.  In addition, each Party shall update the JDC at each meeting on all Development activities such Party is conducting for the Product outside the scope of the Development Plan.  Upon any discontinuation of the JDC pursuant to Section 3.3(d), each Party shall keep the other party informed as to progress of the Development activities for the Product by providing such other Party with written quarterly reports summarizing the work performed and the timelines regarding such activities.

4.9          Development Costs.

(a)           Initial Studies, U.S. Studies, Pediatric Studies.

(i)            Subject to Sections 4.9(a)(ii), 4.9(a)(iii) and 4.9(b)(i), AMAG shall be solely responsible for all costs and expenses it incurs to conduct the Initial Studies, U.S. Studies and Pediatric Studies.  AMAG acknowledges that based on Regulatory Authority communications as of the Effective Date, the Initial Studies are highly beneficial to support Regulatory Approval and Commercialization in the Field in the Licensed Territory.  AMAG shall keep complete and accurate records of all Out-of-Pocket Costs it incurs to conduct the Initial Studies.

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)           If Takeda assumes responsibility for an Initial Study pursuant to Section 4.4(a)(ii), [***], Within thirty (30) days after the end of each calendar quarter during which Takeda is conducting an Initial Study, Takeda shall provide the JDC with a reasonably detailed statement setting forth all [***].

(iii)         [***]

(b)                                  Changes to Initial Studies, U.S. Studies, Pediatric Studies; Future Required Studies.

(i)            [***] All Development activities conducted by a Party for an Increase in Scope shall be in accordance with the Development Plan, and the other Party shall have the right to use the resulting data pursuant to the licenses granted in this Agreement.

(ii)           Within thirty (30) days after the end of each calendar quarter during which AMAG, Takeda and/or Takeda’s sublicensee is conducting Development activities resulting from an Increase in Scope, AMAG and/or Takeda, as applicable, shall provide the JDC with a reasonably detailed statement setting forth [***].

(c)                                  Opt-In Studies.  Within thirty (30) days after the end of each calendar quarter in which an AMAG Opt-In Study or Takeda Opt-In Study (each, an “Opt-In Study”) is conducted, the Party conducting such Opt-In Study shall provide the other Party with a reasonably detailed statement setting forth all Out-of-Pocket Costs it incurred in such calendar quarter to conduct such Opt-In Study, and an invoice for such other Party’s share of such costs.  In addition, if such invoice is the first invoice for such Opt-In Study following the non-funding Party’s election to opt in to such study, the Party conducting the Opt-In Study shall include in such invoice the other Party’s share of all Out-of-Pocket Costs previously incurred to conduct such Opt-In Study.  The other Party shall pay each such invoice within thirty (30) days after receipt thereof; provided, however, that [***].

4.10        Delayed Opt-In.  If Takeda fails to elect to pay a portion of the Out-of-Pocket Costs for the conduct of any Other AMAG Study under Section 4.5, or if AMAG fails to elect to pay a portion of the Out-of-Pocket Costs for the conduct of any Takeda Study under Section 4.6, in each case within the applicable time period, then within thirty (30) days after completing any such study, the Party conducting such study shall provide the other Party with (a) a summary of all data and results generated from such study, and (b) a reasonably detailed statement setting forth all Out-of-Pocket Costs incurred to conduct such study (the “Opt-In Costs”).  Within sixty (60) days after receiving such summary and statement, the non-funding Party shall have the right to opt in to such study, upon which such study shall become a Takeda Opt-In Study or AMAG Opt-In Study, as applicable, by providing irrevocable written notice to the funding Party and [***].  Upon such opt in, the Party opting in shall have the right to use all results, data and other

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Information generated under such study for all purposes relating to Development and Commercialization of the Product in its respective territory (i.e., the Licensed Territory in the case of Takeda under the licenses granted herein and outside the Licensed Territory in the case of AMAG), and such data and results shall thereafter be included within the definition of the other Party’s Know-How for purposes of the licenses granted in Article 2.

4.11        Data Exchange and Use.

(a)           Initial Studies, U.S. Studies, Pediatric Studies and Future Required Studies.  AMAG shall promptly provide Takeda with copies of all data and reports with respect to the conduct of each Initial Study, U.S. Study, Pediatric Study and Future Required Study as such data and reports become available.  Takeda acknowledges and agrees that AMAG may share any and all such Information with AMAG’s Affiliates and Third Party collaborators and that AMAG and such Affiliates and collaborators may use, free of charge, any such data for developing and commercializing the Product outside the Licensed Territory or outside the Field, including associated regulatory activities, subject to the rights granted to Takeda under this Agreement for the Product in the Field and in the Imaging Field (subject to Section 2.4) in the Licensed Territory.  Takeda shall have the right to use all results, data and other Information generated under each such study for all purposes relating to Development and Commercialization of the Product in the Field in the Licensed Territory, and such data and results shall be AMAG Know-How subject to the licenses granted to Takeda in Section 2.1, subject to [***].  For the avoidance of doubt, if Takeda conducts any such study, AMAG shall have the right to use all results, data and other Information generated under such study for all purposes relating to Development, Manufacture and Commercialization of the Product outside the Licensed Territory, and such data and results shall, to the extent not included in the Product Inventions, be Takeda Know-How subject to the licenses granted to AMAG in Section 2.2.

(b)           Takeda Studies and Other AMAG Studies.  With respect to the Takeda Studies and the Other AMAG Studies, notwithstanding the licenses granted in Sections 2.1 and 2.2, the non-funding Party shall have no rights to use any data resulting from, or reference any Regulatory Materials relating to, any such study (and it shall not be included within the definition of the funding Party’s Know-How or Patents), except with respect to safety or other information necessary to support such non-funding Party’s adverse event reporting requirements with Regulatory Authorities in its respective territory (i.e., outside the Licensed Territory for AMAG, and the Licensed Territory for Takeda), unless and until such non-funding Party opts in under the terms of Section 4.5, 4.6 or 4.10.  Following an opt-in, the Party opting in shall have the right to use all results, data and other Information generated under the applicable Opt-In Study for all purposes relating to Development and Commercialization of the Product in its territory (i.e., the Licensed Territory for Takeda, and outside the Licensed Territory for AMAG),

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and such data and results shall thereafter be included within the definition of such Party’s Information and Patents for purposes of the licenses granted in Article 2.

(c)           Ownership of Information.  All data and reports disclosed by one Party to the other under this Agreement shall be deemed Confidential Information of the disclosing Party, subject to Articles 9 and 12 and the permitted uses and disclosures described in this Section 4.11 and disclosure to any Regulatory Authority in connection with a Party’s obligations under Article 5.

4.12        Cooperation; Compliance with Laws.  Each Party shall conduct its activities under this Agreement in good scientific manner and in compliance in all material respects with all applicable Laws, including applicable national and international (e.g., ICH, GCP, GLP, GPvP, and GMP) guidelines.

4.13        Records, Reports and Information.  Each Party shall maintain complete, current and accurate records of all Development activities conducted by it hereunder, and all data and other Information resulting from such activities.  Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory purposes.  Each Party shall document all non-clinical Studies and clinical trials in formal written study reports according to applicable national and international (e.g., ICH, GCP, GLP, GPvP, and GMP) guidelines.  Subject to restrictions on data access under Section 4.11, each Party shall have the right to review such records, including trial management files, maintained by the other Party at reasonable times, upon written request, which shall not exceed once a year.

ARTICLE 5

REGULATORY MATTERS

5.1          Data and Information Transfer.

(a)           Initial Data Transfer.  As soon as practicable but not later than three (3) months after the Effective Date, AMAG shall provide Takeda (i) copies of all filings contained within the Regulatory Materials of AMAG generated as of the Effective Date and relating to the Product in the Field and relevant to the Licensed Territory, and (ii) access to the clinical databases and copies of the study reports from those clinical trials set forth on Schedule 5.1, including any updates to such databases and reports as such updates become available to AMAG, to the extent that they relate to the Product in the Field.

(b)           CMC Information.  Notwithstanding anything to the contrary in this Agreement or the Supply Agreement, AMAG shall disclose Information related to CMC for the Product and necessary to support Regulatory Approvals (“CMC Information”) to Takeda only to the extent that Takeda requires such CMC Information to comply with applicable Laws, and only to those certain individuals designated to receive CMC Information on behalf of Takeda (the “CMC Recipients”).  The CMC Recipients shall not have the right to disclose CMC Information to any other Takeda personnel.  To the extent applicable in any regulatory jurisdiction in the Licensed Territory, AMAG shall have the right to timely file or otherwise provide CMC Information directly to a Regulatory Authority, and Takeda shall reasonably cooperate with AMAG in any such filing.  If a regulatory jurisdiction does not provide a procedure whereby AMAG may directly submit such CMC Information, then AMAG shall provide to the CMC Recipients the relevant CMC Information, and Takeda shall have the right to file any such CMC Information to the extent required by applicable Laws, subject to the terms of this Section 5.1(b).  To the extent that Takeda provides any such CMC Information to a Regulatory Authority, Takeda shall disclose only what is required to be disclosed, shall take reasonable measures to protect the confidentiality of such Information to the extent permitted by a Regulatory Authority, and shall not disclose any such Information without AMAG’s prior written approval of the form and content of such disclosure except to the extent required by a Regulatory Authority.  In addition, notwithstanding Article 12, Takeda shall not have the right to disclose such CMC Information as provided in Section 12.1, and instead shall have the right to disclose such information only to a Regulatory Authority under the terms of this Section 5.1(b).

5.2          Regulatory Responsibilities.

(a)           The Party with primary responsibility for preparing, filing and holding Regulatory Materials for the Product in a particular country or territory in the Licensed Territory with respect to the Product shall be referred to as the “Regulatory Lead”.  Subject to Section 14.2(b)(ii), AMAG shall be the Regulatory Lead for the Product with respect to the EMA, Swissmedic and Health Canada, unless and until Takeda elects to assume such responsibility pursuant to Section 5.2(b).  Takeda, or its sublicensee(s), pursuant to Section 2.1(c)(ii) and (iii), shall be the Regulatory Lead for the Product in all other countries in the Licensed Territory, unless the Parties mutually agree that AMAG shall be the Regulatory Lead in any such country.  Except as provided in Section 5.2(f), the Regulatory Lead with respect to a particular territory shall be the sole owner of and shall hold in its name all Regulatory Materials for the Product in such territory; provided, however, that Takeda shall solely own all promotional materials for the Product throughout the Licensed Territory.  The Regulatory Lead shall cooperate with the other Party, through the JDC or other committee or subcommittee formed by the Parties, in conducting its activities under this Article 5.

(b)           Takeda shall have the right, upon reasonable advance written notice to AMAG, but in no event less than [***] written notice, to become the Regulatory Lead for the Product with respect to the EMA, Swissmedic and/or Health Canada; provided that Takeda shall become the Regulatory Lead for the Product with respect to the EMA, Swissmedic and Health Canada as soon as reasonably practicable but not later than First Commercial Sale of the Product in Europe.  Upon Takeda’s becoming Regulatory Lead, the Parties shall establish a timeframe for AMAG to transfer and assign to Takeda all Regulatory Materials for the Product with respect to the EMA, Swissmedic and/or Health Canada, including the IND for the Product with respect to

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the EMA, Swissmedic and/or Health Canada.  In accordance with such timeframe, the Parties shall execute such documents and take such actions as are reasonably necessary to effectuate the foregoing transfer and assignment of such Regulatory Materials.  Takeda shall be responsible for all reasonable Out-of-Pocket Costs incurred for such transfer and assignment.

(c)           Takeda and AMAG shall, through the JDC, establish the regulatory strategy for the Product in the Licensed Territory, including a plan and schedule of regulatory activities to be performed by the Parties in connection with obtaining approval for the initial MAA for the Product in the Licensed Territory and for amendments or supplements thereto.  In establishing such strategy, the JDC shall discuss each Party’s interpretation of applicable regulatory guidance, regulatory precedents, scientific advice and study data.  Each Party shall assist and cooperate with the other Party as such other Party may reasonably request in connection with the preparation and filing of such Regulatory Materials in a timely manner.

(d)           The Regulatory Lead shall provide the other Party with copies of any proposed Regulatory Materials to be submitted (other than routine correspondence) at least ten (10) business days in advance of submission and shall reasonably consider any comments thereto provided by the other Party, to the extent practicable.

(e)           The Regulatory Lead shall inform each applicable Regulatory Authority in the Licensed Territory that two (2) representatives of the other Party will attend and, to the extent permitted by applicable Laws, participate in all major meetings between the Regulatory Lead and such Regulatory Authority, subject to the confidentiality provisions set forth under Article 12.  The Regulatory Lead shall timely inform the other Party of any such scheduled meetings, as soon as practicably possible.

(f)            AMAG, in consultation with Takeda, shall be primarily responsible for the preparation of any components of Regulatory Materials to be filed by Takeda that relate to the Manufacture of Product and for communicating with Regulatory Authorities in the Licensed Territory regarding Manufacture of Product.  Takeda shall provide AMAG with at least [***] notice of any intended filing date of Regulatory Materials containing components to be prepared by AMAG.  Takeda shall cooperate with AMAG and take such actions as AMAG may reasonably request in connection with the foregoing activities and communications as related to the Manufacture of Product for the Licensed Territory.

5.3          Regulatory Costs and Expenses.  [***]

5.4          Preparation of Regulatory Materials.  The Parties shall use Commercially Reasonable Efforts, in compliance with applicable Laws and other regulatory obligations related to Development and Regulatory Approval in the Licensed Territory, to prepare and file the

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

appropriate Regulatory Materials for those countries for which Regulatory Approval is sought under this Agreement.

5.5          Rights of Reference to Regulatory Materials.  Each Party hereby grants to the other Party a right of reference to all Regulatory Materials filed by such Party for the Product subject to the scope of the licenses granted under Sections 2.1 and 2.2, including, for the avoidance of doubt, all such Regulatory Materials filed by AMAG for Regulatory Approval of the Product in the United States and all supplemental filings related thereto, and all “Certificate(s) of Pharmaceutical Product” and/or “Certificate(s) of Free Sales” resulting from Regulatory Approval of such Product, solely for the purpose of seeking, obtaining and maintaining Regulatory Approvals for, and the Commercialization of, the Product in the Licensed Territory and the Field, consistent with the roles of the Parties set forth in this Agreement; provided, however, that such right of reference shall not include any Regulatory Materials to the extent related to an Other AMAG Study that is not a Takeda Opt-In Study.  In addition, Takeda hereby grants to AMAG a right of reference to all Regulatory Materials filed by Takeda in the Licensed Territory for the purpose of AMAG, its Affiliates or any Third Party partners or licensees developing and obtaining and/or maintaining regulatory approvals anywhere in the world for the Product in the Field outside the Licensed Territory; provided, however, that such right of reference shall not include any Regulatory Materials to the extent related to a Takeda Study that is not an AMAG Opt-In Study.

5.6          Adverse Event Reporting and Safety Data Exchange.  The Parties agree that each Party will be responsible for the monitoring of all clinical experiences for any clinical trial it conducts.  AMAG will be responsible for maintaining the global safety database and filing all required reports for the Product to Regulatory Authorities outside the Licensed Territory throughout the Development of the Product.  Takeda will be responsible for filing all required reports for the Product to the Regulatory Authorities in the Licensed Territory throughout the Development of the Product, and if AMAG is the Regulatory Lead, AMAG shall cooperate with Takeda as necessary for Takeda to comply with applicable regulatory requirements.  Each Party shall have the right to review all such information and reports prepared or maintained by the other Party at reasonable times, upon prior written request. The Parties shall cooperate to develop methods and/or procedures for sharing safety information relating to such clinical experiences in accordance with safety reporting requirements of the respective Regulatory Authorities and as necessary for a Party to comply with applicable Laws.  In connection with such discussions, the Parties may convene any joint working groups in the subject matter to provide recommendations to the Parties.  Specific details regarding the sharing and management of information of adverse events related to the Development and the Commercialization of the Product both within and outside the Licensed Territory will be delineated in a separate pharmacovigilance and safety data exchange agreement (the “Pharmacovigilance Agreement”) that shall be agreed to by the Parties by the earlier of three (3) months after the Effective Date or one (1) month from the IND.  Until the Pharmacovigilance Agreement is signed, AMAG shall provide Takeda with AMAG’s quarterly summary, when prepared by AMAG, of AMAG’s monitoring of all clinical experiences for trials of the Products, and such additional related details as reasonably requested by Takeda to evaluate the information contained in the summary.  The Parties agree that the Pharmacovigilance Agreement shall set forth the procedures by which each Party shall report and maintain safety data and prescription events monitoring, and shall contain customary terms for such an agreement no less stringent than those required by ICH guidelines, applicable Laws and applicable local regulatory requirements.

5.7          Regulatory Authority Communications Received by a Party.  Each Party shall keep the other Party informed in a timely manner compliant with the reporting requirements of Regulatory Authorities in the Licensed Territory, but in any event within five (5) business days or such shorter time period set forth in the Pharmacovigilance Agreement and/or SOPs, of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority that: (i) raises any material concerns regarding the safety or efficacy of the Product; (ii) indicates or suggests a potential material liability of either Party to Third Parties in connection with the Product; (iii) is reasonably likely to lead to a recall or market withdrawal of the Product or a discontinuation of clinical studies for the Product; or (iv) relates to expedited and periodic reports of adverse events with respect to the Product, or Product Complaints, and in each case which may have a material impact on Regulatory Approval or the continued Commercialization of the Product anywhere in the world.  The other Party will fully cooperate with and assist such Party in complying with regulatory obligations and communications, including by providing to such Party, in a timely manner after a request, such information and documentation in the other Party’s possession as may be necessary or helpful for the Party to prepare a response to an inquiry from a Regulatory Authority.  Each Party will provide the other Party in a timely manner with a copy of all correspondence received from a Regulatory Authority specifically regarding the matters referred to above. The Pharmacovigilance Agreement shall set forth the procedures by which each Party shall report and maintain safety data and prescription events monitoring.  In addition to the foregoing and subject to applicable Laws, AMAG shall promptly provide Takeda with a copy of all material correspondence received from the FDA and any material reply correspondence by AMAG, in each case that is reasonably likely to have a material impact on the Development, Manufacture and/or Commercialization of the Product in the Licensed Territory; provided that AMAG may redact AMAG’s Confidential Information (including CMC Information) from any such correspondence provided to Takeda, and if required by a Regulatory Authority in the Licensed Territory, AMAG shall submit any such redacted correspondence, without redactions, directly to such Regulatory Authority and not to Takeda The Parties shall determine as soon as reasonably practicable after the Effective Date what types of regulatory correspondence shall be considered “material”.  In the event a material correspondence relating to CMC Information occurs, the Parties shall cooperate to adequately and appropriately address the matter and, if and only to the extent necessary, AMAG shall disclose the subject CMC information to the CMC Recipients, who shall not disclose it to any other Takeda personnel.

5.8          Regulatory Safety Reporting.  Each Party shall be permitted, and have the right, to perform pharmacovigilance activities and/or make such safety reports to applicable Regulatory Authorities, to comply with applicable Laws, international best practices for pharmacovigilance activities and/or other activities that the Party, in its reasonable and good faith judgment, believes necessary for the health, safety and protection of patients and/or clinical trial subjects.  The Parties shall use good faith efforts to agree to one opinion with respect to safety issues and to report said opinion to safety boards of any nature, investigators, and to applicable

Regulatory Authorities; provided, however, nothing in this Section 5.8 shall limit either Party’s right to report safety matters to Regulatory Authorities in its applicable territory.

5.9          Audit.  If a Regulatory Authority desires to conduct an inspection or audit of a Party’s facility or a facility under contract with such Party with regard to the Product, then the audited Party shall notify the other Party within [***] days, or if not possible within such time period, then as soon as practicably possible, after receipt of such notification of such audit or inspection and provide copies of any materials provided to it by the applicable Regulatory Authority; provided, that the audited Party shall not be required to notify the other Party of audits or inspections that are of a routine nature or that do not relate to the Product or the Field, except where such audits result in communications or actions of such Regulatory Authority which have an impact upon the Product. The audited Party shall cooperate, and shall use reasonable efforts to cause the contract facility, if any, to cooperate, with such Regulatory Authority and the other Party during such inspection or audit.  Following receipt of the inspection or audit observations of such Regulatory Authority (a copy of which the audited Party will immediately provide to the other Party), the audited Party will also provide the other Party with copies of any written communications received from Regulatory Authorities with respect to such facilities in a timely manner after receipt, to the extent such written communications relate to the Product or the Manufacture thereof, and will prepare the response to any such observations; provided that AMAG may redact CMC Information from any such written communications provided to Takeda.  The audited Party will provide the other Party with a copy of any proposed response to such communications and will implement such other Party’s reasonable comments with respect to such proposed response; provided that AMAG may redact CMC Information from any such proposed response provided to Takeda.  The audited Party agrees to conform its activities under this Agreement to any commitments made in such a response.  In the event a Product Complaint relating to CMC Information occurs, the Parties shall cooperate to adequately and appropriately resolve the Product Complaint and, if and only to the extent necessary, AMAG shall disclose the subject CMC information to the CMC Recipients, who shall not disclose it to any other Takeda personnel.

ARTICLE 6

COMMERCIALIZATION

6.1          Overview of Commercialization in the Licensed Territory.  Subject to the terms and conditions of this Article 6, as between the Parties, Takeda will be responsible for all aspects of the Commercialization of the Product in the Field in the Licensed Territory, including but not limited to: (a) developing and executing a commercial launch and pre-launch plan, (b) marketing and promotion; (c) booking sales and distribution and performance of related services; (d) handling all aspects of order processing, invoicing and collection, inventory and receivables;

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(e) providing customer support, including handling medical queries, and performing other related functions; and (f) conforming its practices and procedures in all material respects to applicable Laws relating to the marketing, detailing and promotion of the Product in the Field in the countries of the Licensed Territory.  Takeda shall bear all of the costs and expenses incurred in connection with all such Commercialization activities.

6.2          Commercialization Plan for Licensed Territory.  Takeda shall prepare and submit to the JSC for review and comment a detailed plan for Commercialization of the Product in the Licensed Territory (the “Commercialization Plan”).  The Commercialization Plan will include projections, timelines and a reasonably detailed description of Takeda’s Commercialization activities, including Product life cycle management,  market research, sales training, distribution channels, customer service and sales force matters related to the launch and sale of the Product in the Field and in the Licensed Territory, but excluding Manufacturing.  The initial Commercialization Plan shall be delivered to the JSC not later than [***].  On at least an annual basis, Takeda shall update and amend, as appropriate, the then-current Commercialization Plan.  Takeda shall submit all updates and amendments to the Commercialization Plan to the JSC for review and comment.  AMAG, at its sole discretion, shall assist Takeda, if reasonably requested by Takeda, in preparing and developing the strategy for commercial Product positioning and messaging for the Product for the Licensed Territory, under oversight by the JSC.

6.3          Pricing.  Takeda shall have the sole right to determine all pricing of the Product in the Licensed Territory in the Field.  Notwithstanding anything in this Agreement express or implied to the contrary, AMAG shall not have any right to direct, control, or approve Takeda’s pricing of the Product for the Licensed Territory in the Field.  The provision to AMAG of any pricing data in connection with the Commercialization Plan, which shall occur only if permitted by applicable Laws, is for informational purposes only.

6.4          Commercial Diligence.

(a)           Takeda shall use Commercially Reasonable Efforts to Commercialize the Product in the Field in each country in the Licensed Territory in accordance with this Agreement following Regulatory Approval of the Product in such country.

(b)           Without limiting Takeda’s obligation under subsection (a), Takeda shall achieve First Commercial Sale of the Product in each country of [***]; provided that failure to achieve such First Commercial Sale within such time shall not be a breach of this Agreement to the extent directly attributable to existence of the following conditions and only for so long as such conditions remain in effect:  (i) AMAG’s breach of its obligations under this Agreement; (ii) a determination by Takeda in its discretion in good faith (and after consultation with AMAG)

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to delay the First Commercial Sale of the Product [***] if the Product label is impaired or restricted, or if price reimbursement is deemed to be not commercially viable; or (iii) force majeure events as and to the extent set forth in Section 16.2.

6.5          Reports.  In addition to Takeda’s obligations under Section 6.2, Takeda shall update the JSC at each meeting with respect to lifecycle management of the Product and its significant Commercialization activities with the Product in the Licensed Territory.  Each such update shall be in a form to be agreed by the JSC and shall summarize Takeda’s significant Commercialization activities with respect to the Product in the Licensed Territory pursuant to this Agreement, include a forecast for the following year’s sales of the Product in the Licensed Territory, and describe major activities with respect to the distribution and sales channels for the Product.

6.6          Tracking Sales of Product in the Field and Outside the Field.

(a)           Measurement; Payment.  The Parties recognize the possibility that customers or other Third Parties may purchase a Product sold by AMAG or a Third Party that has received Regulatory Approval in the Licensed Territory for use outside the Field and is sold for use outside the Field (a “Non-Field Product”) and use such Non-Field Product off-label in the Field in the Licensed Territory (such use being the “Off-label Use of Non-Field Product”).  If Takeda believes that Off-label Use of Non-Field Product is occurring in any country in the Licensed Territory, Takeda may notify the JSC, providing reasonable evidence for such belief (such as data from a commercially available prescription claims database).  The JSC shall promptly thereafter meet to discuss such evidence and establish a mechanism to track sales of such Non-Field Product in the Licensed Territory [***].

(b)           Dispute Resolution.  If the JSC cannot agree on: (i) the process and methodology to be implemented by the Parties in tracking sales of Non-Field Products in the Licensed Territory, (ii) the extent of Off-label Use of Non-Field Product, or [***], then in each such case, at the election of either Party, the Parties shall resolve such dispute in accordance with the provisions of Exhibit F.

6.7          Product Trademarks and House Marks.

(a)           Product Trademarks.  The JSC shall determine the Product-related trademarks to be used in connection with Commercializing the Product in the Licensed Territory, and shall give due consideration to the AMAG Product Marks.  Takeda may submit to the JSC for review, comment, and approval proposed trademarks different from or in addition to the AMAG Product Marks for use in a country or region in the Licensed Territory.  Subject to JSC approval, Takeda shall amend the Commercialization Plan to include any such new trademarks.  Takeda shall own all right, title, and interest in and to all trademarks developed by either Party

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under this Agreement after the Effective Date for use in connection with Commercializing the Product in the Licensed Territory (the “New Product Marks”).  Takeda shall be solely responsible, at its expense, for filing, prosecuting, maintaining, defending and enforcing the New Product Marks, provided, however, that Takeda shall provide AMAG reasonable opportunity to review and comment on such prosecution, maintenance, defense and enforcement of the New Product Marks.  AMAG shall be solely responsible, at its expense, for filing, prosecuting, and maintaining the AMAG Product Marks, provided, however, that AMAG shall provide Takeda reasonable opportunity to review and comment on such prosecution, maintenance, defense and enforcement of the AMAG Product Marks with respect to the Licensed Territory.

(b)           House Marks.  To the extent allowable by applicable Laws, Product packaging, promotional materials and Product labeling for use in the Licensed Territory shall carry, (i) one or more of the AMAG House Marks, subject to Takeda’s reasonable approval of the size, position, and location thereof, and (ii) at Takeda’s sole discretion, one or more of Takeda’s trademarks or trade names (the “Takeda Marks”).  The Parties agree that the Takeda Marks and the AMAG House Marks shall be displayed under a general principle of co-prominence.  AMAG shall own all right, title and interest in the AMAG House Marks and shall be solely responsible, at its expense, for filing, prosecuting, and maintaining the AMAG House Marks.  Takeda shall own all right, title and interest in the Takeda Marks and shall be solely responsible, at its expense, for filing, prosecuting, and maintaining the Takeda Marks.  Subject to the terms of this Agreement, AMAG hereby grants to Takeda a royalty-free, non-exclusive license to use and display the AMAG House Marks solely in connection with the Commercialization of the Product in the Field in the Licensed Territory.  If pursuant to Section 6.7(a) AMAG Product Marks are selected by Takeda to be used in connection with Commercializing the Product in the Licensed Territory, AMAG hereby grants to Takeda a royalty-free, exclusive license to use and display such AMAG Product Marks solely in connection with the Commercialization of the Product in the Field in the Licensed Territory, subject to the terms of this Agreement. Such licenses may be sublicensed by Takeda to an Affiliate or a Third Party sublicensee of Takeda’s right to Commercialize the Product granted in Section 2.1(a)(i).

(c)           Inspection.  From time to time during the Term, upon AMAG’s reasonable request, Takeda shall provide AMAG with samples of the final finished Product sold by Takeda or its Affiliates or sublicensees in the Licensed Territory.  AMAG shall use such Product samples solely to inspect the quality of such Products and use of the AMAG Product Marks and AMAG House Marks.

(d)           No Inconsistent Acts.  Takeda acknowledges AMAG’s exclusive ownership of the AMAG Product Marks and AMAG House Marks and agrees not to take any action inconsistent with such ownership.  Takeda shall not use any AMAG Product Mark or AMAG House Mark in a way that would adversely affect its value.  Takeda covenants that it shall not use any trademark confusingly similar to any AMAG Product Mark or AMAG House Mark in connection with any products (including the Product).  Takeda shall comply with reasonable policies provided by AMAG from time to time to maintain the goodwill and value of the AMAG Product Marks and AMAG House Marks.  AMAG acknowledges Takeda’s exclusive ownership of the New Product Marks and agrees not to take any action inconsistent with such ownership and covenants that it shall not use in the Licensed Territory any trademark confusingly similar to any AMAG Product Mark and/or the New Product Mark used in connection with the Commercialization of the Product in or outside the Field in the Licensed Territory.

ARTICLE 7

MANUFACTURE AND SUPPLY

7.1          General Supply Terms.  AMAG shall, itself or through one or more Third Party contract manufacturers, Manufacture the Product in finished form in unlabeled vials in accordance with the terms of Section 7.2, including the performance of all manufacturing process development and scale-up for the Product (and associated regulatory activities), and shall supply to Takeda, and Takeda shall purchase from AMAG, all of all of Takeda and its Affiliates’ and its/their sublicensees’ requirements of the Product for Development and Commercial activities as and to the extent set forth in this Agreement and the Supply Agreement.  Takeda shall be responsible for labelling and packaging all Product supplied by AMAG to Takeda under the Supply Agreement.

7.2          Supply Agreement.  On or before a date to be established by the JSC, the Parties shall enter into a supply agreement and quality agreement governing the supply of Product to Takeda in unlabeled finished form for clinical and commercial use, as well as the quality control and quality assurance procedures thereon (collectively the “Supply Agreement”) and any other operational agreements and procedures as deemed necessary by the Parties for such supply of the Product.  The terms of such Supply Agreement shall be negotiated in good faith by the Parties in accordance with the terms of Schedule 7.2.

7.3          Second Source.  As of the Effective Date, the Parties have agreed to a summary plan for sourcing Product attached hereto as Schedule 7.3 (the “Second Source Plan”) for clinical and commercial use in the Licensed Territory from a Designated Second Source Supplier.  AMAG shall perform its activities under the Second Source Plan on a timely basis.  The Parties may amend the Second Source Plan from time to time upon mutual written agreement, with such agreement not to be unreasonably withheld.  Takeda shall have the right under the Supply Agreement to obtain Product for use in the Licensed Territory in accordance with Schedule 7.2.

7.4          Recalls and Voluntary Withdrawals.  The Parties shall exchange their internal standard operating procedures (“SOPs”) for conducting product recalls reasonably in advance of the First Commercial Sale of Product in the Licensed Territory, and shall discuss and resolve any conflicts between such SOPs and issues relating thereto promptly after such exchange.  If either Party becomes aware of information relating to any released Product that indicates that a unit or batch of Product may not conform to the specifications thereof, or that potential adulteration, misbranding, and/or other issues have arisen that relate to the safety or efficacy of such released Product, it shall promptly so notify the other Party.  To the extent Takeda requires such information to comply with applicable Laws or to determine whether to conduct a recall, AMAG shall promptly disclose to the CMC Recipients any CMC Information related to such nonconformance, adulteration, misbranding or other related issue.  Takeda shall have the right, at its expense (except as provided herein), to control any Product recall, field correction, or withdrawal of any released Product in the applicable jurisdiction in the Licensed Territory; provided that prior to Takeda’s becoming Regulatory Lead with respect to EMA, Swissmedic and Health Canada, and for each country that the Parties agree that AMAG shall be the Regulatory Lead, in each case pursuant to Section 5.2, AMAG shall have the right to control any Product recall, field correction, or withdrawal of any released Product in the applicable jurisdiction and AMAG shall have the right to notify Takeda and request that such action be taken as a result of the manufacture of the Product.  AMAG shall have the right, at its expense, to control any Product recall, field correction, or withdrawal of any released Product outside the Licensed Territory.  AMAG shall be responsible for all costs incurred for any recall, field correction, or withdrawal of any released Product for the Licensed Territory to the extent such event of recall, field correction, or withdrawal is due to the breach by AMAG of this Agreement or the Supply Agreement.  Takeda shall be responsible for all other costs incurred for any recall, field correction, or withdrawal of any released Product for the Licensed Territory. The procedures and consequences of such recalls shall be defined in the Supply Agreement.  The Party having the right to control such recall pursuant to this Section 7.4 may, at its sole discretion, take appropriate courses of action, which shall be consistent with the internal SOPs of such Party; provided, however, that such controlling Party shall promptly notify the other Party of any recall action being considered and where practicable, consider the views of the non-controlling Party prior to taking any recall action.  Takeda shall maintain complete and accurate records of any recall according to its then current SOPs in the Licensed Territory for such periods as may be required by applicable Laws, but in no event for less than three (3) years.

ARTICLE 8

COMPENSATION

8.1          Upfront Fee.  Within [***] after the Effective Date and in partial consideration for the prior and future cost of developing the Product and Takeda’s rights in and to the AMAG Technology licensed hereunder, Takeda shall pay to AMAG a one-time upfront fee of sixty million Dollars ($60,000,000).  Such fee shall be nonrefundable and non-creditable against any other payments due hereunder.

8.2          Development Milestone Payments.  Takeda shall make milestone payments to AMAG based on achievement of certain milestone events for the Product as set forth in this Section 8.2, in partial consideration for the prior and future cost of developing the Product.  Takeda shall pay to AMAG the amounts set forth below within [***] following the achievement of the corresponding milestone event.  Except with respect to [***], each milestone payment by Takeda to AMAG hereunder shall be payable only once, regardless of the number of times

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achieved by the Product.  Each such payment is nonrefundable and non-creditable against any other payments due hereunder.

Milestone Event	Milestone Payment
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8.3          Commercialization Milestone Payments in the Licensed Territory.  Takeda shall make the following one-time, nonrefundable, non-creditable milestone payments to AMAG [***].  Takeda shall pay to AMAG such amount within [***].  For clarity, the milestone payments in this Section 8.3 shall be additive [***].

Milestone Event	Milestone Payment
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8.4          Royalties.

(a)           Royalty Rates during Royalty Term. Subject to Sections 8.4(b) and 8.4(d) below, and during the applicable Royalty Term, Takeda shall pay to AMAG a running royalty at the following incremental royalty rates on aggregate Net Sales of the Product during a Fiscal Year in the Licensed Territory.

Net Sales in the Licensed Territory	Tier Royalty Rate
For that portion of Net Sales in a Fiscal Year less than or equal to [***] (Tier 1)	[***]

For that portion of Net Sales in a Fiscal Year greater than [***] but less than or equal to [***] (Tier 2)	[***]

For that portion of Net Sales in a Fiscal Year greater than [***] but less than or equal to [***] (Tier 3)	[***]

For that portion of Net Sales in a Fiscal Year greater than [***] (Tier 4)	[***]

(b)           [***]

(i)            [***]

(ii)           [***]

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(iv)          [***]

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(c)           Clarification.  Takeda acknowledges that it will continue to benefit from its license under, and the transfer to Takeda of certain elements of, the AMAG Technology and AMAG Product Marks pursuant to this Agreement (including the AMAG Know-How licensed to Takeda, and the regulatory data to be provided to Takeda pursuant to this Agreement) as well as from Takeda’s own development of Takeda Know-How derived from the practice of such license and Takeda’s use of such AMAG Technology, even after the expiration of all AMAG Patents claiming the Product in a particular country of the Licensed Territory.  In addition, Takeda acknowledges that the application of a uniform royalty structure for the Licensed Territory throughout the Royalty Term, followed by a reduced royalty after the expiration of the Royalty Term pursuant to Section 8.4(e), is more convenient to the Parties, facilitates the payment of royalties, and reduces accounting burdens on the Parties, as compared with a royalty structure dependent on the expiration of AMAG Patents and use of AMAG Product Marks during and after the Royalty Term.  Accordingly, the Parties have agreed to apply the same

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royalty rate in the Licensed Territory throughout the Royalty Term, subject to Sections 8.4(b) and 8.4(d), and a reduced royalty following the Royalty Term.  For the avoidance of doubt, the Net Sales of the Product in a country after the Royalty Term expires in such country shall not be included in the aggregate annual Net Sales for the calculation of a royalty pursuant to Section 8.4(a) or 8.4(b) and shall be used only to determine the royalty set forth in Section 8.4(e).

(d)           Reduction of Royalty Following Entry of Generic Product.  During the applicable Royalty Term, the royalty rates set forth in Section 8.4(a) for Net Sales in such country for a particular Product shall be reduced by [***] at the end of the first to occur [***] during which one or more Third Parties sells a number of equivalent units of a Generic Product of the applicable Product in such country of the Licensed Territory comprising, [***] of the aggregate combined number of equivalent units of such Product and such Generic Product(s) sold in such month in such country (“Generic Entry”).  If in any month thereafter the number of equivalent units of Generic Product(s) sold decreases to [***] of the aggregate combined number of equivalent units of such Product and such Generic Product(s) sold in such month in such country, the royalty rate reduction set forth in this Section 8.4(d) shall no longer apply (unless and until the criteria set forth in the first sentence of this Section 8.4(d) again applies).  All such determinations of unit volume shall be based upon a mutually acceptable calculation method and using market share (on unit number basis) data provided by a reputable and mutually agreed upon provider, such as IMS Health.  By way of example, if [***], then the above mentioned royalty reduction shall apply.

(e)           After Royalty Term.  Following the expiration of the Royalty Term in any country of the Licensed Territory, Takeda shall pay to AMAG a royalty of [***] of Net Sales of such Product in such country.

8.5          Third Party Royalties.

(a)           AMAG Obligations.  AMAG will be responsible for all amounts owed to Third Parties after the Effective Date pursuant to agreements with Third Parties regarding the Product entered into prior to the Effective Date.  AMAG also will be solely responsible for all amounts owed to Third Parties after the Effective Date (A) pursuant to any future license or technology acquisition agreement under which AMAG obtains rights to Third Party Patents or Information (i) claiming the composition of matter, use or manufacture of the Product as in existence as of the Effective Date; or (ii) covering AMAG’s Manufacture of the Product and (B) paid in settlement or final judgement of a claim that the composition of matter, use or manufacture of the Product as in existence as of the Effective Date or AMAG’s Manufacture of the Product infringes the Patent of such Third Party.

(b)           Takeda Obligations.  Except as provided in Section 8.5(a), Takeda will be solely responsible for all amounts owed to Third Parties after the Effective Date pursuant to

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any future license or technology acquisition agreement under which Takeda obtains rights to Third Party Patents or Information related to the Development and Commercialization of the Product by Takeda, its Affiliates and their respective sublicensees in the Licensed Territory under this Agreement.

8.6          Royalty Reports and Payment.  Within [***], Takeda shall provide AMAG with a report containing the following information for the applicable calendar month:  the amount of gross sales of Product in the Licensed Territory, an itemized calculation of Net Sales in the Licensed Territory showing deductions, to the extent practicable, provided for in the definition of “Net Sales,” a calculation of the royalty payment due on such sales, an accounting of the number of units and prices for Product sold, the exchange rate for each country in which Product was sold, and [***] made in accordance with the terms of Section 8.4(b).  Within [***], AMAG shall review and record such information as it determines necessary under its internal financial reporting procedures.  Within [***], Takeda shall provide AMAG with a report containing the information described above in respect of such calendar quarter for AMAG’s review.  In the event that either Party determines that the calculation of Net Sales for a calendar quarter deviates from the amounts previously reported to AMAG for any reason (such as, on account of additional amounts collected or Product returns), Takeda shall reasonably cooperate with AMAG to reconcile any such deviations to the extent necessary under applicable legal or financial reporting requirements.  Within [***], Takeda shall pay all amounts due to AMAG pursuant to Section 8.4 with respect to Net Sales by Takeda, its Affiliates and their respective sublicensees for such calendar quarter. AMAG understands that some of the reductions may need annual review, so at the end of the each Fiscal Year, necessary reconciliation, if any, for true-up shall be made.

8.7          Foreign Exchange.  The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement shall be the quarterly average exchange rate between each currency of origin and Dollars as reported by Bloomberg on the last business day of the calendar quarter for which the relevant royalty payment applies.

8.8          Payment Method; Late Payments.  All payments due to a Party hereunder shall be made in Dollars by wire transfer of immediately available funds into an account designated by such Party.  If such Party does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to such Party until the date of payment at the per annum rate of [***].

8.9          Records; Audits.  Each Party will maintain complete and accurate records in sufficient detail to permit (a) AMAG to confirm the accuracy of the calculation of royalty payments, and (b) with respect to any Increase in Scope, Takeda Opt-In Studies and AMAG Opt-In Studies, Takeda and AMAG to confirm the accuracy of the calculation of Out-of-Pocket Costs under this Agreement.  Upon reasonable prior notice, such records shall be available during

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regular business hours for a period of three (3) years from the end of the Fiscal Year to which they pertain for examination at the expense of the auditing Party, and not more often than once each calendar year, by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party, for the sole purpose of verifying the accuracy of the financial reports and/or invoices furnished by the audited Party pursuant to this Agreement.  Any such auditor shall not disclose the audited Party’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by such Party or the amount of payments due by or to such Party under this Agreement.  Any amounts shown to be owed but unpaid shall be paid within thirty (30) days from the accountant’s report, plus interest (as set forth in Section 8.8) from the original due date.  Any amounts shown to have been overpaid shall be refunded within thirty (30) days from the accountant’s report.  The auditing Party shall bear the full cost of such audit unless such audit discloses an underpayment by the audited Party of more than five percent (5%) of the amount due, in which case the audited Party shall bear the full cost of such audit.

8.10        Taxes.

(a)           Cooperation and Coordination.  The Parties acknowledge and agree that it is their mutual objective and intent to appropriately calculate, to the extent feasible and legal, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use all commercially reasonable efforts to cooperate and coordinate with each other to achieve such objective.

(b)           Payment of Tax.  A Party receiving a payment pursuant to this Article 8 shall pay any and all taxes levied on such payment.  If applicable Laws require that taxes be deducted and withheld from a payment made pursuant to this Article 8, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of payment to the other Party within ninety (90) days following that payment.

(c)           Tax Residence Certificate.  A Party (including any entity to which this Agreement may be assigned, as permitted under Section 16.5) receiving a payment pursuant to this Article 8 shall provide the remitting Party appropriate certification from relevant revenue authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party.  Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

(d)           Assessment.  Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any Governmental Authority for any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by applicable Laws.  The Parties shall cooperate with each other in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.

ARTICLE 9

INTELLECTUAL PROPERTY MATTERS

9.1          Ownership of Inventions; Assignment.  Each Party shall own all right, title, and interest in and to any inventions made solely by such Party’s employees, agents, independent contractors and sublicensees in the course of conducting its activities under this Agreement during the Term, together with all intellectual property rights therein, including any rights to applications or other protections for any of the foregoing.  The Parties shall jointly own all inventions made jointly by the employees, agents, independent contractors or sublicensees of each Party, in accordance with joint ownership interests of co-inventors under U.S. patent laws (that is, each Party shall have full rights to license, assign and exploit such joint inventions (and any patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party), subject to the licenses granted herein and subject to any other intellectual property held by such other Party; provided, however, that Takeda shall not have the right to practice any jointly owned invention in any activities related to a product that competes with the Product.  The Parties shall determine which Party will file, prosecute and maintain the Patents claiming or covering such jointly owned inventions.  Inventorship shall be determined in accordance with U.S. patent laws.  Notwithstanding the foregoing, Takeda agrees to assign and hereby assigns and transfers to AMAG all of its right, title and interest in and to any such solely owned or jointly owned inventions that relate to the composition of matter, manufacture or use of the Product (“Product Inventions”), and agrees to take, and to cause its employees, agents, consultants and sublicensees to take, all further acts reasonably required to evidence such assignment and transfer to AMAG, at AMAG’s reasonable expense.  Takeda hereby appoints AMAG as its attorney-in-fact to sign such documents as AMAG deems necessary for AMAG to obtain ownership and to apply for, secure, and maintain patent or other proprietary protection of such Product Inventions if AMAG is unable, after reasonable inquiry, to obtain Takeda’s (or its employee’s or agent’s) signature on such a document.  Takeda hereby waives, on behalf of itself, its parent, subsidiaries, Affiliates and partners as well as all of its employees and independent contractors, any rights of first refusal it, he, or she may have with respect to any contemplated technology transfer, in whole or in part, of the Product Inventions or any related patent, patent application, copyright or copyright application related thereto as well as any right accorded to it, him, or her, by statute or otherwise, to use any Product Invention or any Patent or copyright related thereto. All Patents claiming or covering any Product Invention shall be referred to herein as “Product Patents.”

9.2          Disclosure of Inventions.  Takeda shall, and shall cause its sublicensees to, promptly disclose to AMAG any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing inventions that may be Product Inventions, and all Information relating to such inventions to the extent necessary for the preparation, filing and maintenance of any Patent with respect to such invention.

9.3          Prosecution of Patents.

(a)           AMAG Patents.  AMAG shall have the sole right to prepare, file, prosecute and maintain the AMAG Patents at AMAG’s own costs and expenses.  AMAG shall provide Takeda reasonable opportunity to review and comment on such efforts regarding such AMAG Patents in the Licensed Territory, including by providing Takeda with a copy of material communications from any patent authority in the Licensed Territory regarding such AMAG Patent(s), and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses.  AMAG shall reasonably consider such comments by Takeda in connection with the prosecution of the AMAG Patents in the Licensed Territory.  If AMAG determines in its sole discretion to abandon all claims in any AMAG Patent in the Licensed Territory, then AMAG shall provide Takeda with written notice of such determination within a period of time reasonably necessary to allow Takeda to determine its interest in such AMAG Patent(s).  In the event Takeda provides written notice expressing its interest in obtaining such AMAG Patent(s), AMAG shall assign and transfer to Takeda the ownership of, and interest in, such AMAG Patent(s) in the Licensed Territory, such transfer to be at Takeda’s reasonable expense (but without payment to AMAG).  Thereafter, Takeda shall bear [***], and AMAG shall bear [***] of the costs of preparation, filing, prosecution and maintenance of such assigned and transferred Patents, which shall not be treated as AMAG Patents and shall be treated as Takeda Patents, and Takeda may prosecute such Takeda Patents at its sole discretion; provided, however, in the event that Takeda decides to abandon or not maintain any such Patent(s), Takeda shall promptly provide AMAG with written notice of such decision.

(b)           Takeda Patents.  Takeda shall be solely responsible to file, prosecute and maintain Takeda Patents.  With respect to Takeda Patents under which AMAG receives a royalty-bearing license pursuant to Section 2.2 hereof, Takeda shall provide AMAG reasonable opportunity to review and comment on such prosecution efforts regarding such Takeda Patents, including by providing AMAG with a copy of material communications from any patent authority in the Licensed Territory regarding such Takeda Patent(s), and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses.  Takeda shall reasonably consider such comments by AMAG in connection with the prosecution of Takeda Patents.

9.4          Patent Term Extensions in the Licensed Territory.  The JSC will discuss and recommend for which, if any, of the Patents within the AMAG Patents and Takeda Patents in the Licensed Territory the Parties should seek Patent Term Extensions in the Licensed Territory.  AMAG, in the case of the AMAG Patents, and Takeda in the case of the Takeda Patents, shall have the final decision-making authority with respect to applying for any such Patent Term Extensions in the Licensed Territory, and will act with reasonable promptness in light of the development stage of the Product to apply for any such Patent Term Extensions, where it so elects; provided, however, that if in a particular country or jurisdiction in the Licensed Territory only one such Patent can obtain a Patent Term Extension, then the Parties will consult in good faith to determine which such Patent should be the subject of efforts to obtain a Patent Term Extension, and in any event AMAG’s decision on such matter will control in the case of a

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disagreement.  The Party that does not apply for an extension hereunder will cooperate fully with the other Party in making such filings or actions, for example and without limitation, by making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extension.  All expenses incurred in connection with activities of each Party with respect to the Patent(s) for which such Party seeks Patent Term Extensions pursuant to this Section 9.4 shall be entirely borne by such Party.

9.5          Infringement of Patents by Third Parties.

(a)           Notification.  Each Party shall promptly notify the other Party in writing of any existing or threatened infringement in the Licensed Territory of the AMAG Patents or Takeda Patents of which it becomes aware, and shall provide all evidence in such Party’s possession demonstrating such infringement.

(b)           Infringement of AMAG Patents.

(i)            If a Third Party infringes any AMAG Patent in the Licensed Territory by making, using, importing, offering for sale or selling the Product or a competitive product in the Field (a “Product Infringement”), each Party shall share with the other Party all Information available to it regarding such alleged infringement. Takeda shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in such Product Infringement in the Licensed Territory, subject to Sections 9.5(b)(ii) through 9.5(b)(v), below.

(ii)           Takeda shall have a period of ninety (90) days after the first notice under Section 9.5(a) to elect to enforce such AMAG Patent against such Product Infringement.  In the event Takeda does not so elect, Takeda shall so notify AMAG in writing, and AMAG shall have the right to commence a suit or take action to enforce the applicable Patent against such Third Party perpetrating such Product Infringement in the Licensed Territory at its own cost and expense.  If one Party elects to bring suit or take action against the Product Infringement, then the other Party shall have the right, prior to commencement of the trial, suit or action, to join any such suit or action.

(iii)         Each Party shall provide to the Party enforcing any such rights under this Section 9.5(b) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Laws to pursue such action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall seek consent of the other Party in any important aspects of such enforcement, including determination of litigation strategy and filing of important papers to the competent court, which shall not be unreasonably withheld or delayed.

(iv)          Each Party shall bear all of its own internal costs incurred in connection with its activities under this Section 9.5(b).

(v)            The Party not bringing an action with respect to a Product Infringement in the Licensed Territory under this Section 9.5(b) shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the Party bringing such action.

(c)           Infringement of Takeda Patents.  For any and all infringement of any Takeda Patent anywhere in the Licensed Territory, Takeda shall have the sole and exclusive right, but not the obligation, to bring, at Takeda’s expense and in its sole control, an appropriate suit or other action against any person or entity engaged in such infringement of the Takeda Patent.

(d)           Settlement.  Each Party shall not settle any claim, suit or action that it brought under this Section 9.5 involving AMAG Patents without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that AMAG shall have the sole discretion to withhold consent in the event it determines that such settlement would restrict in any material respect the scope of the AMAG Patents or its rights or interests therein.

(e)           Allocation of Proceeds.  If either Party recovers monetary damages from any Third Party in a suit or action brought under Section 9.5(b), 9.5(c), or 9.8(b) with respect to AMAG Patents or Takeda Patents, including in a settlement, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be split as follows: (i) the portion of such amounts that represents recovery for lost sales in the Licensed Territory shall be retained by Takeda and treated as Net Sales, on which Takeda shall make a royalty payment pursuant to Section 8.4 (without applying any reduction under Section 8.4(d) to such portion), and (ii) any remaining amounts shall be allocated [***].

9.6          Infringement of Third Party Rights in the Licensed Territory.

(a)           Notice.  If any Product used or sold by either Party, its Affiliates, licensees or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted by a jurisdiction within the Licensed Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, the Parties shall agree on and enter into an “identity of interest agreement” wherein such Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action.

(b)           Defense.  Takeda shall have the first right, but not the obligation, to defend any such Third Party threatened or asserted claim of infringement of a Patent as described in Section 9.6(a) above, at Takeda’s expense.  If Takeda does not commence actions to defend

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such claim within thirty (30) days after it receives notice thereof (or within thirty (30) days after it should have given notice thereof to AMAG as required by Section 9.6(a)), then to the extent allowed by applicable Laws, AMAG shall have the right, but not the obligation, to control the defense of such claim by counsel of its choice, at AMAG’s expense.  The non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim or assertion, including, if required to conduct such defense, furnishing a power of attorney.

(c)           Participation.  Each Party shall have the right to participate or otherwise be involved in any such action controlled by the other Party, in each case at the participating Party’s sole cost and expense.  If a Party elects to so participate or be involved, the controlling Party shall provide the participating Party and its counsel with an opportunity to consult with the controlling Party and its counsel regarding the prosecution of such action (including reviewing the contents of any correspondence, legal papers or other documents related thereto), and the controlling Party shall take into account reasonable requests of the participating Party regarding such enforcement or defense.

(d)           Settlement; Licenses.  Neither Party shall enter into any settlement of any claim described in this Section 9.6 that affects the other Party’s rights or interests or the scope of any AMAG Patent and/or Takeda Patent in any material respect without such other Party’s written consent.  Each Party shall have the right to decline to defend or to tender defense of any such claim to the other Party upon reasonable notice, including if the other Party fails to agree to a settlement that such Party proposes.  If a Party desires to take a license under any applicable Third Party intellectual property rights for the purpose of Developing or Commercializing the Product in the Field, then such Party shall submit the terms of such license to the JSC for review and approval.  Any such license agreement will require the applicable Third Party to grant licenses to both Takeda and AMAG for performing their respective obligations and exercising their respective rights in the Licensed Territory under this Agreement, will contain a release of any liabilities accrued prior to the effective date of such license agreement, and will be subject to the mutual agreement of the Parties.

9.7          Patent Marking.  Takeda (or its Affiliate or sublicensee) shall mark Product marketed and sold by Takeda (or its Affiliate or sublicensee) hereunder with appropriate patent numbers or indicia; provided, however, that Takeda shall only be required to so mark such Product to the extent such markings or such notices (i) would affect recoveries of damages or equitable remedies available under applicable Laws with respect to infringements of patents in the Licensed Territory and (ii) would not incur unreasonable cost considering the market, patent or other circumstances of the Product in such Licensed Territory, subject to consultation with AMAG.

9.8          Patent Oppositions and Other Proceedings.

(a)           Third-Party Patent Rights.  If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination or other attack upon the validity, title or enforceability of a Patent owned or controlled by a Third Party and having one or more claims that covers the Product, or the use, sale, offer for sale or importation of the Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 9.6, in which case the provisions of Section 9.6 shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action.  Takeda shall have the exclusive right, but not the obligation, to bring at its own expense and in its sole control any such action in the Licensed Territory.  If Takeda does not bring such an action in the Licensed Territory, within ninety (90) days of notification thereof pursuant to this Section 9.8(a) (or earlier, if required by the nature of the proceeding), then AMAG shall have the right, but not the obligation, to bring, at AMAG’s sole expense, such action.  The Party not bringing an action under this Section 9.8(a) shall be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense, and shall cooperate fully with the Party bringing such action.  Any awards or amounts received in bringing any such action shall be retained by the Party initiating such action.

(b)           Parties’ Patent Rights.  If any AMAG Patent or Takeda Patent or Patent Term Extension related thereto becomes the subject of any proceeding commenced by a Third Party within the Licensed Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 9.5, in which case the provisions of Section 9.5 shall govern), then the Party responsible for filing, preparing, prosecuting and maintaining such Patent or Patent Term Extension as set forth in Sections 9.3 or 9.4 hereof shall control such defense at its own cost and expense.  The controlling Party shall permit the non-controlling Party to participate in the proceeding to the extent permissible under applicable Laws, and to be represented by its own counsel in such proceeding, at the non-controlling Party’s expense.  If either Party decides that it does not wish to defend against such action, then the other Party shall have the right to assume defense of such Third-Party action at its own expense.  Any awards or amounts received in defending any such Third-Party action shall be allocated between the Parties as provided in Section 9.5(e).

(c)           Compendial Listing and Register of Exclusive License.   Upon request of Takeda, AMAG shall cooperate with Takeda to (i) file appropriate information with the applicable Regulatory Authority listing any AMAG Patents in the patent listing source in such country in the Licensed Territory that is equivalent or similar to the Orange Book in the U.S., if any, and (ii) register Takeda’s license granted hereunder to the applicable Regulatory Authority, a patent and trademark office or other relevant governmental agency or offices in the Licensed Territory, if any.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES; COVENANTS

10.1        Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party as follows:

(a)           Corporate Existence.  As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated.

(b)           Corporate Power, Authority and Binding Agreement.  As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

10.2        Additional Representations and Warranties of AMAG.  AMAG represents and warrants to Takeda as follows:

(a)           Non-Infringement of AMAG Technology by Third Parties.  As of the Effective Date, to AMAG’s Best Knowledge, there are no ongoing activities by Third Parties that would constitute infringement or misappropriation of the AMAG Technology within the Licensed Territory;

(b)           Right to Grant Licenses.  As of the Effective Date, AMAG has the full legal right, power and authority to grant the license rights set forth in Article 2;

(c)           Ownership of AMAG Technology.  As of the Effective Date, AMAG is the sole and exclusive owner of the AMAG Technology, all of which is free and clear of any liens, charges and encumbrances, and, to AMAG’s Best Knowledge, no other Person has any claim of ownership whatsoever with respect to the AMAG Technology or the Product;

(d)           AMAG Patents Not Invalid or Unenforceable.  As of the Effective Date, the AMAG Patents listed on Exhibit C-1 exist, and the issued patents in the AMAG Patents have not been held invalid or unenforceable, in whole or in part, by a court or other governmental agency of competent jurisdiction;

(e)           Manufacturing Process Patent.  As of the Effective Date, Product is produced materially in accordance with [***], would infringe the intellectual property rights of any Third Party.

(f)            Legal Actions.  As of the Effective Date, (i) there are no pending, or, to AMAG’s Best Knowledge,  threatened legal actions, nor has AMAG received any written notice regarding any pending or threatened legal actions, with respect to the AMAG Technology or the Product; and (ii) except as disclosed to Takeda in writing prior to the Effective Date, AMAG has

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not received written notice regarding any other pending legal action which would reasonably be expected to have a material adverse effect on the operations of AMAG as a whole.

(g)           Patent Litigation. As of the Effective Date, AMAG has not received written notice of any pending or threatened claims or litigation seeking to invalidate any AMAG Patents or claiming that the practice of the AMAG Technology infringes the intellectual property rights of any Third Party;

(h)           Third Party Agreements. As of the Effective Date, AMAG has not breached in any material respect, any agreements with Third Parties to which AMAG is a party existing as of the Effective Date relating to the Product;

(i)            Sufficiency of Licenses. As of the Effective Date, to AMAG’s Best Knowledge,  AMAG Technology and the licenses granted by AMAG under Article 2 are sufficient for Takeda to Develop, seek Regulatory Approvals, Commercialize and Finish the Product in the Field in the Licensed Territory as contemplated by this Agreement;

(j)            Provision of Information. AMAG has made available to Takeda the AMAG Patents and, to AMAG’s Best Knowledge, all written information in AMAG’s possession or Control as of the Effective Date requested by Takeda in writing relating to the Development or Commercialization of the Products in the Field in the Licensed Territory as contemplated by this Agreement;

(k)           Safety Data. As of the Effective Date, AMAG has provided Takeda with the opportunity to review (i) any and all non-clinical safety data regarding the Product that is in AMAG’s possession or Control and (ii) any and all human subject safety data (life-threatening adverse drug experience, Serious Adverse Drug Experience, Unexpected Adverse Drug Experience, Adverse Event, Serious Adverse Event, Adverse Drug Reaction, Serious Adverse Drug Reaction, Unexpected Adverse Drug Reaction, as each is defined in 21 CFR 312 and/or ICH Guidance (ICH-E6)) regarding the Product that is in AMAG’s possession or Control;

(l)            Conduct of Activities. As of the Effective Date, to AMAG’s Best Knowledge, each of AMAG, its contractors and its consultants has conducted all Development of Product and all Manufacturing of Product prior to the Effective Date in accordance with: (i) all material provisions of applicable Laws; (ii) the known or published standards of the FDA or other applicable Regulatory Authorities in the Licensed Territory; (iii) the prevailing scientific standards applicable to the conduct of such studies and activities in the Licensed Territory; and (iv) applicable regulatory materials, where the failure to do so would have a material adverse effect on the Development, Manufacturing and/or Commercialization of the Products in the Field for the Licensed Territory as contemplated by this Agreement;

(m)          Audit of Contractors. Prior to the Effective Date, AMAG has conducted audits and/or assessments of its contract manufacturer organizations and contract research organizations, which organizations are or have been involved in activities with respect to the Product in accordance with the prevailing pharmaceutical industry standards and, as of the Effective Date, to AMAG’s Best Knowledge, there are no circumstances with respect to such organizations that could reasonably be expected to have a material adverse effect on the Development, Manufacturing and/or Commercialization of the Product in the Field for the Licensed Territory as contemplated by this Agreement;

(n)           Regulatory Authority Communications. As of the Effective Date, to AMAG’s Best Knowledge, neither AMAG nor any officer, employee or agent of AMAG has knowingly made an untrue statement of a material fact to any Regulatory Authority in or outside the Licensed Territory with respect to the Product or knowingly failed to disclose a material fact required to be disclosed to any Regulatory Authority in or outside the Licensed Territory with respect to the Product; and

(o)           Government Funding. As of the Effective Date, none of the United States Government, any agency of the United States Government, any foreign government, or any agency of a foreign government has provided funding or support for any work performed in the conception or reduction to practice of any AMAG Patents.

10.3        Covenants.

(a)           No Debarment.  In the course of the Development of the Product, each Party shall not use, during the Term, any employee or consultant who has been debarred by any Regulatory Authority, or, to such Party’s Best Knowledge, is the subject of debarment proceedings by a Regulatory Authority.  Each Party shall notify the other Party promptly upon becoming aware of any employee or consultant who has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b)           Compliance.  Each Party and its Affiliates shall, to the extent applicable to its performance hereunder, comply in all material respects with all applicable Laws in the Development, Manufacture and Commercialization of the Product for the Licensed Territory and performance of its obligations under this Agreement, including the statutes, regulations and written directives of the FDA, the EMA and any Regulatory Authority having jurisdiction in the Licensed Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.

10.4        Disclaimer.  Takeda understands that the Product is the subject of ongoing clinical research and development and that AMAG cannot assure the safety or usefulness of the Product.  In addition, AMAG makes no warranties except as set forth in this Article 10 concerning the AMAG Technology.

10.5        No Other Representations or Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL

PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11

INDEMNIFICATION

11.1        Indemnification by AMAG.  AMAG shall defend, indemnify, and hold Takeda and its Affiliates and their respective officers, directors, employees, and agents (the “Takeda Indemnitees”) harmless from and against any and all Third Party claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses), and recoveries (collectively, “Claims”) to the extent that such Claims arise out of, are based on, or result from (a) the Development, storage, handling, Manufacture (unless and to the extent liability for Manufacturing activities are covered by separate indemnification pursuant to the Supply Agreement, which in such event will control), distribution, use, promotion, sale, offer for sale, and importation of Product by or on behalf of AMAG or its Affiliates or its or their distributors (other than Takeda), licensees (other than Takeda), contract research organizations, contract manufacturers or other Third Party service providers (the “AMAG Group”), or (b) the breach of any obligation, representation, warranty or covenant of AMAG in this Agreement, or (c) the willful misconduct or negligent acts of AMAG, its Affiliates, or the officers, directors, employees, or agents of AMAG or its Affiliates.  The foregoing indemnity obligation shall not apply to the extent that (i) the Takeda Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3 and AMAG’s defense of the relevant Claims is materially prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity for which Takeda is obligated to indemnify the AMAG Indemnitees under Section 11.2.

11.2        Indemnification by Takeda.  Takeda shall defend, indemnify, and hold AMAG and its Affiliates and their respective officers, directors, employees, and agents (the “AMAG Indemnitees”) harmless from and against any and all Claims to the extent that such Claims arise out of, are based on, or result from (a) the Development, storage, handling, Manufacture (unless and to the extent liability for Manufacturing activities are covered by separate indemnification pursuant to the Supply Agreement or the agreed upon terms and conditions, if any, governing Takeda’s purchase of clinical supplies of the Product prior to the Parties’ execution of the Supply Agreement, which in such event will control), distribution, use, promotion, sale, offer for sale, and importation of Product by or on behalf of Takeda or its Affiliates or its or their sublicensees, distributors, contract research organizations, contract manufacturers or other Third Party service providers, or (b) the breach of any obligation, representation, warranty or covenant of Takeda in this Agreement, or (c) the willful misconduct or negligent acts of Takeda, its Affiliates, or the officers, directors, employees, or agents of Takeda or its Affiliates.  The foregoing indemnity obligation shall not apply to the extent that (i) the AMAG Indemnitees fail to comply with the indemnification procedures set forth in Section 11.3 and Takeda’s defense of the relevant Claims is materially prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity for which AMAG is obligated to indemnify the Takeda Indemnitees under Section 11.1.

11.3        Indemnification Procedures.  The Party claiming indemnity under this Article 11 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) in a reasonably timely manner after learning of such Claim.  The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought.  The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice.  The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed, unless the settlement involves only the payment of money.  The Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party.  If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 11.

11.4        Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 OR 11.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 12.

11.5        Insurance.  Each Party shall procure and maintain insurance or self-insurance, including human clinical trial liability insurance and product liability insurance, adequate to cover its obligations hereunder and consistent with local statutory requirements and customary business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold by such Party. Each Party shall maintain such product liability insurance or self-insurance for a period of [***] after the Term of this Agreement. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11.  Each Party shall provide the other Party with written evidence of such insurance upon request.  Each Party shall provide the other Party with written notice within thirty (30) days

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after the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

ARTICLE 12

CONFIDENTIALITY

12.1        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties during a period that is the longer of (i) [***], each Party agrees that it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement or the Mutual Confidentiality Agreement between the Parties dated May 19, 2009, except for that portion of such information or materials that the receiving Party can demonstrate by competent written proof:

(a)           was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)           became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)           was disclosed to the receiving Party or its Affiliate by a Third Party who has a legal right to make such disclosure; or

(e)           was independently discovered or developed by or on behalf of the receiving Party or its Affiliate without the aid, application, or use of the disclosing Party’s Confidential Information, as evidenced by a contemporaneous writing.

12.2        Authorized Disclosure.  Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

(a)           regulatory filings and other filings with Governmental Authorities, including filings with the Securities and Exchange Commission or other relevant exchange on which such Party is listed;

(b)           prosecuting or defending litigation;

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(c)           complying with applicable Laws;

(d)           disclosure to its employees, agents, consultants, and any bona fide Third Party potential (sub)-licensees (including potential Third Party partners) only on a need-to-know basis and solely as necessary in connection with the performance of or as otherwise contemplated by this Agreement, provided that in each case the recipient of such Confidential Information must agree to be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 12 prior to any such disclosure; and

(e)           disclosure of the material terms of this Agreement to any bona fide potential investor, investment banker, acquiror, merger partner, licensees, sublicensees or other potential or actual financial or commercial partner; provided that in connection with such disclosure, the disclosing Party shall use all reasonable efforts to inform each recipient of the confidential nature of such Confidential Information and cause each recipient of such Confidential Information to treat such Confidential Information as confidential.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to clause (a) through (c) of this Section 12.2, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use diligent efforts to secure confidential treatment of such information.  In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.  Each Party will be responsible for any acts or omissions of any Third Party to which such Party discloses Confidential Information in accordance with this Section 12.2.

12.3        Publicity.

(a)           The Parties shall make a joint public announcement of the execution of this Agreement in the form attached as Exhibit E, which shall be issued at a time to be mutually agreed by the Parties.

(b)           After release of such press release, if either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld.  A Party commenting on such a proposed press release shall use Commercially Reasonable Efforts to provide its comments, if any, within three (3) business days after receiving the press release for review.  In addition, where required by law or by the regulations of the applicable securities exchange upon which a Party may be listed, such Party shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Approvals in the Licensed Territory as they occur, subject only to the review procedure set forth in the preceding sentence.  In relation to the other Party’s review of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone has been achieved and triggered a payment hereunder.  Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 12.3.

ARTICLE 13

TERM AND TERMINATION

13.1        Term.  This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall remain in effect on a Product-by-Product and on a country-by-country basis until the cessation of all commercial sales of the Product in the Licensed Territory.

13.2        Unilateral Termination by Takeda.

(a)           Termination Notice.  Takeda may terminate this Agreement in its entirety, following: (i) [***] consultation with AMAG followed by [***] prior written notice, if such termination is effective prior to the First Commercial Sale of the Product anywhere in the Licensed Territory, or (ii) [***] consultation with AMAG followed by [***] prior written notice if such termination is effective after the First Commercial Sale of the Product anywhere in the Licensed Territory. Notwithstanding the foregoing, Takeda may terminate this Agreement in its entirety, following [***] consultation with AMAG followed by [***] prior written notice, if Takeda has determined in good faith that the continued Development or Commercialization of the Product would not be in the best interest of patient welfare.  In addition, Takeda may terminate this Agreement on a country-by-country basis at any time after expiration of the Royalty Term in a country by giving [***] prior written notice.

(b)           Effect of Unilateral Termination.  If Takeda terminates this Agreement in its entirety pursuant to Section 13.2(a), then:

(i)            Takeda shall not, during such applicable notice period, take any action that could reasonably be expected to have a material adverse impact on the further Development and Commercialization of the Product in or outside the Licensed Territory; provided, however, that Takeda shall have the right to take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems;

(ii)           Takeda shall be required to perform (and bear all costs and expenses of) any outstanding obligations of Takeda that accrued prior to the effective date of termination, but Takeda shall be released from any other obligations after the effective date of termination, unless otherwise specifically set forth in this Section 13.2;

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(iii)                            Takeda shall be responsible for any reasonable and non-cancelable costs incurred by AMAG prior to the effective date of termination in connection with its supply of Product to Takeda under this Agreement or the Supply Agreement, provided, however, that upon receipt of notice from Takeda, AMAG shall use Commercially Reasonable Efforts to minimize such non-cancelable costs; and

(iv)                               the JSC shall coordinate the wind-down of Takeda’s efforts under this Agreement, and the provisions of Section 13.6 shall apply.

13.3                        Termination for Breach.  AMAG shall have the right to terminate this Agreement upon written notice to Takeda for material breach by Takeda of its obligations under this Agreement if, after receiving written notice identifying such material breach, Takeda fails to cure such material breach within [***] from the date of such notice (or within [***] in the event such breach is solely based upon Takeda’s failure to pay any undisputed amounts due AMAG hereunder); provided, however, that AMAG shall not have the right to terminate this Agreement for Takeda’s breach of its obligations under Section 4.7 to use Commercially Reasonable Efforts to conduct any Development activities that Takeda assumes pursuant to Section 4.4(a)(ii), 4.4(b)(ii), 4.4(b)(iii) or 4.4(c)(iii). Takeda shall have the right to terminate this Agreement upon written notice to AMAG for material breach by AMAG of its obligations under this Agreement if, after receiving written notice identifying such material breach, AMAG fails to cure such breach within [***] from the date of such notice (or within [***] in the event such breach is solely based upon AMAG’s failure to pay any undisputed amounts due Takeda hereunder). If a material breach affects and relates only to one or more of [***], then such termination right (a) shall be only with respect to the Region(s) affected by such material breach or to which such material breach relates, [***], and (b) shall be subject to any other express provisions of this Agreement providing for notice and cure of a Party’s alleged breach hereunder. No payment or agreement to pay under this Agreement (including those referred to as nonrefundable or non-creditable) shall in any way preclude or limit the rights of either Party to seek the full recovery of its damages or to seek equitable relief for breach of this Agreement by the other Party.

13.4                        Termination for Patent Challenge.  AMAG shall have the right to terminate this Agreement upon written notice to Takeda, effective upon receipt, if (a) Takeda or any of its Affiliates, directly or indirectly: (i) initiates or requests an interference, opposition proceeding or request for ex parte or inter parties reexamination with respect to any AMAG Patent, or (ii) makes, files or maintains any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of any an AMAG Patent (each, a “Patent Challenge”), or (b) a sublicensee of Takeda (or an Affiliate of such sublicensee) undertakes a Patent Challenge and Takeda fails to terminate the applicable sublicenses in accordance with Section 2.1(c), provided that for any such proceeding that can be terminated by Takeda after initiation, AMAG provides Takeda with

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a notice of termination at least [***] prior to such termination and Takeda does not within such [***] period withdraw and terminate such Patent Challenge. If Takeda or its Affiliates or sublicensees withdraw such Patent Challenge and such proceeding is terminated within such [***] period, then AMAG shall have no right to terminate under this Section 13.4.

13.5                        Termination for Bankruptcy.  A Party may terminate this Agreement in its entirety upon written notice to the other Party upon or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors or becomes a party to any proceeding or action of the type described above and such proceeding or action remains un-dismissed or un-stayed for a period of more than [***].

13.6                        AMAG Rights upon Termination of the Agreement.  Upon the early termination of this Agreement by Takeda under Section 13.2(a), by either Party under Section 13.3 due to the other Party’s material uncured breach, or by AMAG under Section 13.4 for Patent Challenge, the following shall apply (in addition to any other rights and obligations under Section 13.2, 13.3 or 13.4 or otherwise under this Agreement with respect to such termination). For the avoidance of doubt, in case of termination for a particular Region(s), the following provisions shall apply solely for such Region(s):

(a)                                  Regulatory Materials; Data; Trademarks.  To the extent permitted by applicable Laws, Takeda shall transfer and assign to AMAG all Regulatory Materials, Regulatory Approvals, and related data relating to the Product existing as of the date of such termination throughout the Licensed Territory as and to the extent owned or Controlled by Takeda, and shall assign to AMAG all of its right, title and interest in the New Product Marks.

(b)                                  Takeda License.  Takeda hereby grants to AMAG, effective only in event of such termination, an exclusive, irrevocable, transferable, royalty-free license, with the right to grant multiple tiers of sublicenses, under the Takeda Technology existing and actually used and applied as of the date of such termination to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Product in the Licensed Territory, which license shall be effective as of the date of such termination.

(c)                                  Transition Assistance.  For one (1) year following the effective date of such termination, Takeda shall provide such assistance, [***] as may be reasonably necessary or useful for AMAG to commence or continue Developing, Manufacturing or Commercializing Product in the Licensed Territory, to the extent Takeda is then performing or having performed

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such activities, including transferring or amending as appropriate, upon request of AMAG, any agreements or arrangements with Third Party vendors to Develop, Manufacture, distribute or sell Product in the terminated Regions of the Licensed Territory. To the extent that any such contract between Takeda and a Third Party is not assignable to AMAG, then Takeda shall reasonably cooperate with AMAG to arrange to continue to provide such services from such entity for so long as may be reasonably necessary to transition such services, provided, however, this cooperation shall not be construed as an obligation and/or promise of Takeda to ensure that any new arrangement between AMAG and a Third Party vendor is established. In addition, upon any termination of this Agreement under Section 13.2(a), Takeda shall pay its share (if any) of costs for (i) the completion of any ongoing clinical trial of the Product to the extent such costs are incurred for those patients already enrolled in the trial at the time of giving the termination notice and (ii) uncancellable obligations incurred to Third Parties as a direct result of cancellation of such trial.

13.7                        Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by AMAG are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Takeda, as the licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against AMAG under the U.S. Bankruptcy Code, Takeda shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in Takeda’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon Takeda’s written request therefor, unless AMAG elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by AMAG upon written request therefor by Takeda.

13.8                        Survival.  The following provisions shall survive any expiration or termination of this Agreement for the period of time specified: Sections 2.2(b), 2.6, 5.1(b), 8.9, 9.1, 9.2, 10.5, 13.2(b), 13.6, 13.8, 14.3, 14.4, 14.5, 14.6 and 14.7 and Articles 11, 12, 15 and 16. For clarity and notwithstanding anything to the contrary in the Agreement, termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages and/or equitable relief with regard to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

ARTICLE 14

DISPUTE RESOLUTION

14.1                        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

14.2                        Referred from JSC.

(a)                                  General.  With respect to disputes arising from matters delegated to the JSC pursuant to the terms of Article 3, either Party may, by written notice to the other Party, have such dispute referred to each Party’s Designated Executive for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. If the Designated Executives are not able to resolve such dispute within such thirty (30) day period, then if such dispute does not relate to a matter described in Section 14.2(b), either Party may at any time thereafter pursue any legal or equitable remedy available to it in accordance with this Article 14.

(b)                                  Specific Decision-Making Rights.  If the Designated Executives of the Parties are not able to resolve a dispute within the thirty (30) day period described above, and the matter is related to one of the areas listed below as delegated to the JSC, then AMAG or Takeda, as the case may be, shall have the unilateral right to cast the deciding vote for the JSC as provided below. Except as otherwise provided in subsections (i) or (ii) below, neither Party (including its JDC and JSC members and Designated Executive) shall have the right to change the Development Plan with respect to the Initial Studies, including their scope and time schedules, without the other Party’s prior written consent, not to be unreasonably withheld.

(i)                                    AMAG Decisions.  The Designated Executive of AMAG shall have the right to make the final decision with respect to the following: [***] and (4) the Commercialization of the Product outside the Licensed Territory. Notwithstanding the foregoing, the Designated Executive of AMAG shall not make any decision (without obtaining the prior written consent of Takeda not to be unreasonably withheld) that [***]. In addition, nothing in this Section 14.2(b) shall (X) be construed to limit AMAG’s ability to carry out day-to-day decisions related to its Development activities as set forth in the Development Plan, or (Y) limit AMAG’s compliance with applicable Laws, reporting requirements to Regulatory Authorities or its internal policies or decisions regarding matters affecting the health, safety or welfare of a patient.

(ii)                                Takeda Decisions.  The Designated Executive of Takeda shall have the right to make the final decision with respect to any matters not listed in subsection (i) above, including matters involving: [***]. Notwithstanding the foregoing, the Designated Executive of Takeda shall not make any decision (without obtaining the prior written consent of AMAG not to be unreasonably withheld) that [***]. In addition, nothing in this Section 14.2(b) shall limit Takeda’s compliance with applicable Laws, reporting requirements to Regulatory Authorities or its internal policies or decisions regarding matters affecting the health, safety or welfare of a patient.

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14.3                        Arising Between the Parties. Except as provided in Section 14.2, with respect to all other disputes arising between the Parties and not from the JSC, including any alleged failure to perform or breach of this Agreement, or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Designated Executive for each Party for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. If any such dispute is not resolved by such Designated Executives within such period, either Party may at any time thereafter invoke the provisions of Section 14.4.

14.4                        ADR.

(a)                                  Any dispute, controversy or claim arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement that is not resolved pursuant to Section 14.3, except for matters subject to Section 14.2 or a dispute, claim or controversy under Section 14.5, shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in Exhibit F attached hereto, the result of which shall be binding upon the Parties. The Parties shall have the right to be represented by counsel in such a proceeding.

(b)                                  Survivability.  Any duty to engage in ADR under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

14.5                        Patent and Trademark Disputes.  Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patents or trademarks covering the manufacture, use, importation, offer for sale or sale of Products shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

14.6                        Injunctive Relief.  Nothing herein may prevent either Party from seeking a preliminary injunction or temporary restraining order or other equitable remedy if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding, including preservation of Confidential Information.

14.7                        WAIVER OF RIGHT TO JURY TRIAL.  In connection with the Parties’ rights under Sections 14.5 and 14.6, EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

ARTICLE 15

STANDSTILL

15.1                        Standstill Agreement.  During the [***] (the “Standstill Period”), none of Takeda, Takeda’s Affiliates, nor any of their respective directors, officers, employees, agents or representatives (provided such person is acting on behalf of Takeda or is in possession of Confidential Information of AMAG) will, in any manner, directly or indirectly, without the prior express written consent of AMAG:

(a)                                  acquire, offer to acquire or agree to acquire, alone or in concert with any other Person, by purchase, tender offer, exchange offer, agreement or business combination or any other manner: (i) more than [***] of the beneficial ownership of any securities of AMAG or any securities of any Affiliate of AMAG; or (ii) any assets of AMAG or any assets of any Affiliate of AMAG other than non-material acquisitions in the ordinary course of business;

(b)                                  initiate, participate in or enter into any merger, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving AMAG or any Affiliate of AMAG, or involving any securities or assets of AMAG or any securities or assets of any Affiliate of AMAG;

(c)                                  “solicit” “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of AMAG;

(d)                                  form, join or participate in a Group with respect to the beneficial ownership of any securities of AMAG;

(e)                                  act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of AMAG;

(f)                                    take any action that would reasonably be expected to require AMAG to make a public announcement regarding any of the types of matters set forth in clause (a), (b), (c) or (d) of this Section 15.1;

(g)                                 agree, offer to take, propose, assist, induce or encourage any other Person to take, publicly or otherwise, any action of the type referred to in clause (a), (b), (c), (d), (e) or (f) of this Section 15.1;

(h)                                 enter into any discussions, negotiations, arrangements or agreements with any other Person relating to any of the foregoing; or

(i)                                    request or propose that AMAG or any of AMAG’s representatives amend, waive or consider the amendment or waiver of any of the provisions set forth in this Section 15.1.

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15.2                        Exceptions to Standstill.

(a)                                  Notwithstanding the foregoing restrictions, the provisions of Section 15.1 shall not apply to:

(i)                                    the exercise by Takeda of any of its rights under this Agreement;

(ii)                                the exercise by Takeda as an AMAG stockholder, if applicable, of any voting rights available to AMAG stockholders generally pursuant to any transaction described Section 15.1(a)(ii) or (b) above, provided that Takeda has not then either directly, indirectly, or as a member of a Group made, effected, initiated or caused such transaction to occur;

(iii)                            any activity by Takeda after AMAG has made any public announcement of its intent to solicit or engage in any transaction which would result in a Change of Control of AMAG, or after any such Change of Control of AMAG shall have occurred;

(iv)                               making any communication to AMAG executive management on a confidential basis that Takeda would be interested in engaging in discussions with AMAG that could result in a negotiated transaction described in Section 15.1(a) or (b) so long as Takeda does not propose any such transaction without AMAG’s prior consent.

(v)                                   any investment by Takeda or an Affiliate of Takeda in third-party mutual funds or other similar passive investment vehicles that hold interests in securities of AMAG or any of its Affiliates (and any such interests in securities shall not be taken into account for the purpose of Section 15.1(a)), provided that the provisions of this clause (v) shall apply with respect to any such fund or vehicle only for so long as such fund or vehicle satisfies the requirements of paragraphs (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Securities Exchange Act of 1934, as amended, with respect to any AMAG securities held by such fund or vehicle; or

(vi)                               Takeda’s engagement and/or discussions with legal, accounting, or financial advisors for the limited purposes of evaluating any of the transactions contemplated in subparagraphs (a), (b), (c), (d), (e) or (f) of Section 15.1.

(b)                                  Except as provided in Section 15.3 below, the restrictions of Section 15.1 no longer shall be applicable in the event of the occurrence of any of the following:

(i)                                    AMAG enters into a definitive written merger, sale or other business combination agreement pursuant to which fifty percent (50%) or more of the outstanding common stock of AMAG would be converted into cash or securities of another Person or Group or, immediately after the consummation of such transaction, fifty percent (50%) or more of the then outstanding common stock of AMAG would be owned by Persons other than the holders of common stock of AMAG immediately prior to the consummation of such transaction, or which would result in all or substantially all of AMAG’s assets being sold to any Person or Group;

(ii)                                AMAG becomes the subject of any bankruptcy, insolvency or similar proceeding (except for an involuntary proceeding that is dismissed within sixty (60) days);

(iii)                            AMAG engages in the public solicitation of one (1) or more Third Party bids for any transaction which would result in a Change of Control of AMAG.

AMAG shall inform Takeda in writing within 48 hours after the occurrence of any of the foregoing events listed in this Section 15.2(b).

15.3                        Reinstatement of Standstill. The provisions of Section 15.1 shall again be applicable if: (a)  AMAG or such Third Party, Person or Group, as applicable, terminates or announces its intent not to proceed with any transaction referred to in Sections 15.2(a)(iii) and 15.2(b)(i) or (iii) above, as applicable, or, in the case of Section 15.2(b)(ii) above, AMAG shall cease to be the subject of any such bankruptcy, insolvency or similar proceeding, as applicable; and (b) either (1) Takeda has not made any public announcement of its intent to acquire AMAG, or (2) in the event such a public announcement has been made by Takeda, Takeda has terminated or announced its intent to terminate such transaction.

15.4                        Most Favored Nations Treatment. If, during the Standstill Period, AMAG enters into any development and commercialization agreement with a Third Party that is similar in size and scope to this Agreement (the “Third Party Agreement”), which does not contain provisions restricting the activities of such Third Party that, taken as a whole (the “Third Party Standstill Provisions”), are at least as onerous to the Third Party as the provisions of Section 15.1, then, upon the effective date of the Third Party Agreement, the provisions of Section 15.1 shall automatically be deemed modified without further action so as to conform to the Third Party Standstill Provisions. For the avoidance of doubt, the Parties agree that if the Third Party Agreement contains no standstill provision, Article 15 shall terminate in its entirety upon the effective date of the Third Party Agreement.

The expiration of the Standstill Period will not terminate or otherwise affect any other provisions of this Agreement.

ARTICLE 16

MISCELLANEOUS

16.1                        Entire Agreement; Amendment.  This Agreement, including the Exhibits and Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof; provided, that the Mutual Confidentiality Agreement between the Parties dated May 19, 2009 (the “CDA”) shall continue in full force and effect in accordance with its terms. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and in the CDA. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

16.2                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). If a force majeure persists for more than [***], then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

16.3                        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable courier service, or (b) five (5) business days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to AMAG:	AMAG Pharmaceuticals, Inc.
100 Hayden Ave.
Lexington, MA 02421
USA
Attn: General Counsel

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

With a copy to:	Cooley Godward Kronish LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 201910-565
Attn: Kenneth J. Krisko, Esq.

If to Takeda:	Takeda Pharmaceutical Company Limited
1-1, Doshomachi 4-chome, Chuo-ku, Osaka, 540-8645, Japan
Attn: General Manager, Global Licensing and Business Development Department

With copies to:	Takeda Pharmaceutical Company Limited
1-1, Doshomachi 4-chome, Chuo-ku, Osaka, 540-8645, Japan
Attn: General Manager, Legal Department

Takeda Pharmaceuticals International Inc.
One Takeda Parkway
Deerfield, IL 60015
Attn: Vice President, Global Licensing and Business Development

Takeda Pharmaceuticals North America, Inc.
One Takeda Parkway
Deerfield, IL 60015
Attention: General Counsel

16.4                        No Strict Construction; Headings.  This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.

16.5                        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to its Affiliates or to a Third Party successor to substantially all of the business of such Party in connection with a Change of Control of such Party (such Third Party, an “Acquiror”). Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.5 shall be null, void and of no legal effect. A “Change of Control” of a Party shall occur if: (i) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such person or entity in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then-outstanding voting securities of such Party; (ii) a merger, consolidation, recapitalization, or reorganization of such Party is consummated, other than any such transaction which would result in stockholders or equity holders of such Party or an Affiliate of such Party immediately prior to such transaction owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; or (iii) the stockholders or equity holders of such Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or a substantial portion of such Party’s assets, other than to an Affiliate.

16.6                        Performance by Affiliates.  Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.7                        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.8                        Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.9                        No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

16.10                 Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

16.11                 English Language; Governing Law.  This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, United States of America, without giving effect to any choice of law principles that would require the application of the laws of a different state.

16.12                 Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

TAKEDA PHARMACEUTICAL COMPANY LIMITED		AMAG PHARMACEUTICALS, INC.

By:	/s/ Yasuchika Hasegawa	By:	/s/ Brian J.G. Pereira, M.D.

Name:	Yasuchika Hasegawa	Name:	Brian J.G. Pereira, M.D.

Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

Exhibits

Exhibit A	Product Description
Exhibit B	Licensed Territory
Exhibit C-1	AMAG Patents
Exhibit C-2	Takeda Patents
Exhibit D	AMAG House Marks and AMAG Product Marks
Exhibit E	Joint Press Release
Exhibit F	Dispute Resolution

Schedules

Schedule 4.4(a)	Initial Studies
Schedule 4.4(b)	U.S. Studies and Pediatric Studies
Schedule 5.1	Clinical Trials of the Product
Schedule 7.2	Supply Agreement Terms
Schedule 7.3	Second Source Plan

[***]

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A
PRODUCT DESCRIPTION

[***]

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B
LICENSED TERRITORY

Part I (Europe)

Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom, Norway, Iceland and Switzerland

Part II (Asia Pacific)

Australia, Brunei, Cambodia, Fiji, Indonesia, Kiribati, North Korea, South Korea, Laos, Malaysia, Marshall Islands, Federated States of Micronesia, Nauru, New Zealand, Palau, Papua New Guinea, Philippines, Samoa, Singapore, Solomon Islands, Thailand, Timor-Leste, Tonga, Tuvalu, Vanuatu, Vietnam, American Samoa, Guam and Northern Mariana Islands

Part III (CEE)

Albania, Croatia, Bosnia and Herzegovina, Serbia, Montenegro and Macedonia

Part IV (CIS)

Georgia, Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan, Turkmenistan, Ukraine and Uzbekistan

Party V

Canada, India and Turkey

EXHIBIT C-1
AMAG PATENTS

[***]

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C-2
TAKEDA PATENTS

None

EXHIBIT D
AMAG HOUSE MARKS AND AMAG PRODUCT MARKS

AMAG HOUSE MARKS

AMAG PHARMACEUTICALS and all formulations of this name, including any stylized representation of the letter “A”

AMAG PRODUCT MARKS

FERAHEME, PROHEMA, PROHEME, WELFEROX and ZENFEROX

MARK	COUNTRY	APPLICATION/ REGISTRATION NO.	HISTORY & CURRENT STATUS
FERAHEME	Canada	Application No. 1422447	Filed 12/19/08, Allowed 1/15/10
FERAHEME	European Union	Registration No. 7480916	Filed 12/19/08, Registered 6/9/09
FERAHEME	India	Application No. 1766038	Filed 12/19/08
FERAHEME	Switzerland	Registration No. 586630	Filed 12/19/08, Registered 5/15/09

EXHIBIT E
JOINT PRESS RELEASE

AMAG Pharmaceuticals and Takeda Pharmaceutical Company Announce Strategic Collaboration for Feraheme® in All Therapeutic Indications in Select Ex-US Territories, Including Europe

LEXINGTON, MA and Osaka, Japan (April 1, 2010) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) and Takeda Pharmaceutical Company Limited (TSE: 4502) today jointly announced that the companies have entered into a license, development and commercialization agreement related to Feraheme® (ferumoxytol) Injection for intravenous (IV) use in all therapeutic indications.

Agreement Highlights

•                  Takeda receives an exclusive license to Feraheme for all therapeutic applications in 5 regions, including Europe, Canada, Turkey, the Commonwealth of Independent States and Asia Pacific countries, excluding Japan, China and Taiwan.

•                  AMAG receives a $60 million upfront payment and is eligible to receive up to $220 million in development and commercial milestones.  Additionally, AMAG will receive tiered, double-digit royalties based on net sales of Feraheme in the licensed territories.

•                  AMAG will execute and fund the global clinical development of Feraheme in all potential therapeutic indications.  AMAG will also be initially responsible for the filing of regulatory applications for Feraheme in Europe and Canada, with Takeda responsible for the regulatory filings in all other regions covered by the agreement. Takeda will eventually hold all marketing authorizations in the licensed territories.

•                  Takeda will be responsible for commercializing Feraheme in all regions included in the licensed territories.

“One of our primary goals is to expand the reach of Feraheme to patients around the world with iron deficiency anemia,” said Brian J.G. Pereira, MD, President and Chief Executive Officer of AMAG Pharmaceuticals, Inc.  “Takeda’s global presence, their pipeline that includes complementary products to Feraheme and their strength in the marketing and commercialization of therapeutics across many specialties where iron deficiency anemia is present makes them the ideal partner for Feraheme.”

“This partnership provides an exciting opportunity to combine AMAG’s unique development abilities with Takeda’s global commercialization capabilities,” said Alan MacKenzie, Executive Vice President, International Operations & CEO, Takeda Pharmaceuticals International, Inc. “Takeda is poised to maximize Feraheme’s entry into the selected countries following approval.”

Currently, Feraheme is approved in the United States for the treatment of iron deficiency anemia (IDA) in adult patients with chronic kidney disease. AMAG plans to submit a marketing authorization application to the European Medicines Agency (EMA) for Feraheme for the treatment of IDA in adult patients with chronic kidney disease in Europe in mid-2010. Additionally, AMAG plans to initiate a broad global registrational program for Feraheme for the treatment of IDA regardless of the underlying cause in mid-2010.

AMAG Conference Call and Webcast Access

AMAG Pharmaceuticals, Inc. will host a webcast and conference call today at 8:00 a.m. ET to discuss this announcement.

To access the conference call via telephone, please dial (877) 412-6083 from the United States or (702) 495-1202 for international access.  A telephone replay will be available from approximately 11:00 a.m. ET on April 1, 2010 through midnight April 2, 2010.  To access a replay of the conference call, dial (800) 642-1687 from the United States or (706) 645-9291 for international access.  The passcode for the live call and the replay is 64493010.

The call will be webcast with slides and accessible through the Investors section of the Company’s website at www.amagpharma.com.  The webcast replay will be available from approximately 11:00 a.m. ET on April 1, 2010 through midnight April 15, 2010.

About AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals, Inc. is a biopharmaceutical company that utilizes its proprietary technology for the development and commercialization of a therapeutic iron compound to treat iron deficiency anemia and novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease.  On June 30, 2009, AMAG received approval from the U.S. Food and Drug Administration to market Feraheme® (ferumoxytol) Injection for intravenous (IV) use for the treatment of iron deficiency anemia in adult chronic kidney disease patients.  For additional company and product information, please visit www.amagpharma.com.

About Takeda

Located in Osaka, Japan, Takeda is a research-based global company with its main focus on pharmaceuticals. As the largest pharmaceutical company in Japan and one of the global leaders of the industry, Takeda is committed to striving toward better health for individuals and progress in medicine. Additional information about Takeda is available through its corporate website, www.takeda.com.

Forward Looking Statements Related to AMAG

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding our plans to submit a market authorization application for Feraheme for the treatment of IDA in chronic kidney disease patients in the European Union and the timing of such submission and our plans to initiate a broad global registrational program for Feraheme for the treatment of IDA regardless of the underlying cause and the timing of such program initiation, the fact that Takeda will eventually hold all Marketing Authorization applications in the licensed territories, and our obligations under the agreement with Takeda are forward looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward looking statements. Such risks and uncertainties include: (1) uncertainties regarding our ability to successfully and timely complete our clinical development programs and obtain regulatory approval for Feraheme and compete in the intravenous iron replacement market outside of the U.S., (2) the fact that we have limited experience developing and commercializing a pharmaceutical product on our own or with a partner like Takeda, particularly outside of the U.S., (3) uncertainties regarding our ability to ensure favorable coverage, pricing and reimbursement for Feraheme, (4) uncertainties regarding our ability to manufacture Feraheme, (5) uncertainties relating to our patents and proprietary rights, (6) the fact that significant safety or drug interaction problems could arise with respect to Feraheme, and (7) other risks identified in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Important Safety Information about Feraheme

Feraheme is indicated for the treatment of iron deficiency anemia in adult patients with chronic kidney disease. Feraheme is contraindicated in patients with evidence of iron overload, known hypersensitivity to Feraheme or any of its components, and patients with anemia not caused by iron deficiency.

In clinical studies, serious hypersensitivity reactions were reported in 0.2% (3/1,726) of subjects receiving Feraheme. Other adverse reactions potentially associated with hypersensitivity (e.g., pruritus, rash, urticaria or wheezing) were reported in 3.7% (63/1,726) of subjects. Patients should be observed for signs and symptoms of hypersensitivity for at least 30 minutes following Feraheme injection and the drug should only be administered when personnel and therapies are readily available for the treatment of hypersensitivity reactions.  1.9% (33/1,726) of Feraheme-treated subjects experienced hypotension. Please monitor for signs and symptoms of hypotension following each Feraheme injection. Excessive therapy with parenteral iron can lead to excess storage of iron with the possibility of iatrogenic hemosiderosis. Patients should be regularly monitored for hematologic response during parenteral iron therapy, noting that lab assays may overestimate iron and transferrin bound iron values in the 24 hours after administration of Feraheme.  As a superparamagnetic iron oxide, Feraheme may transiently affect magnetic resonance diagnostic imaging studies for up to 3 months following the last Feraheme dose.  Feraheme will not affect X-ray, (CT, PET, SPECT, ultrasound, or nuclear imaging.

In clinical trials, the most commonly occurring adverse reactions in Feraheme treated patients versus oral iron treated patients reported in > 2% of chronic kidney disease patients were diarrhea (4.0% vs. 8.2%), nausea (3.1% vs. 7.5%), dizziness (2.6% vs. 1.8%), hypotension (2.5% vs. 0.4%), constipation (2.1% vs. 5.7%) and peripheral edema (2.0% vs. 3.2%). In clinical trials, adverse reactions leading to treatment discontinuation and occurring in 2 or more Feraheme-treated patients included hypotension, infusion site swelling, increased serum ferritin level, chest pain, diarrhea, dizziness, ecchymosis, pruritus, chronic renal failure, and urticaria.

Feraheme is a registered trademark of AMAG Pharmaceuticals, Inc.

AMAG Pharmaceuticals Contacts:

Amy Sullivan:  +1-617-498-3303

Carol Miceli:  +1-617-498-3361

Takeda Pharmaceuticals Contacts:

Seizo Masuda:  +81 3 3278 2037

Nick Francis:  +44 20 3116 8861

###

EXHIBIT F
DISPUTE RESOLUTION

All references to “days” in this ADR provision are to calendar days.

1.                                      To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR.  Within [***] after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2.                                      Within twenty-one (21) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable panel of three (3) neutrals to preside in the resolution of any disputes in this ADR proceeding.  If the Parties are unable to agree on a mutually acceptable panel of three (3) neutrals within such period, either Party may request the President of the International Institute for Conflict Prevention and Resolution (“CPR”), 575 Lexington Avenue, 21st floor New York, New York 10022, to select a panel of three (3) neutrals pursuant to the following procedures:

(a)                                  The CPR shall submit to the Parties a list of not less than nine (9) candidates within [***] after receipt of the request, along with a Curriculum Vitae for each candidate.  No candidate shall be an employee, director, or shareholder of either Party or any of their Affiliates.

(b)                                  Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c)                                  Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within [***] following receipt of the list of candidates.  If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates.  Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)                                  If the Parties collectively have identified fewer than four (4) candidates deemed to have conflicts, the CPR immediately shall designate as the panel of three (3) neutrals the three candidates for whom the Parties collectively have indicated the greatest preference.  If a tie should result between two candidates, the CPR may designate either candidate.  If the Parties collectively have identified four (4) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

as the neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than nine (9) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3.                                      No earlier than [***] after selection, the panel shall hold a hearing to resolve each of the issues identified by the Parties.  The ADR proceeding shall take place at a location agreed upon by the Parties.  If the Parties cannot agree, the panel shall designate a location other than the principal place of business of either Party or any of their Affiliates.  Commencing on the date [***] after receipt of the initial ADR notice described in paragraph 1 above, the Parties shall be entitled to engage in reasonable discovery under procedures of the Federal Rules of Civil Procedure; provided, however, that a party may not submit more than fifty (50) written interrogatories or take more than six (6) depositions.  There shall not be any, and the panel shall not permit any, discovery [***].  The panel shall decide any disputes between the Parties related to discovery, including ruling on reasonable requests to expedite discovery, taking into account the applicable period of time for discovery.

4.                                      At least [***] prior to the hearing, each Party shall submit the following to the other Party and the panel:

(a)                                  a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the panel;

(b)                                  a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)                                  a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue.  The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed [***].

(d)                                  a brief in support of such Party’s proposed rulings and remedies, provided that the brief shall not exceed [***].  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

5.                                      The hearing shall be conducted on [***] and shall be governed by the following rules:

(a)                                  Each Party shall be entitled to [***] of hearing time to present its case.  The panel shall determine whether each Party has had [***] to which it is entitled.

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(b)                                  Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument.  Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

(c)                                  The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party.  The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR.  Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)                                  Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)                                  Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances.  Affidavits prepared for purposes of the ADR hearing also shall not be admissible.  As to all other matters, the panel shall have sole discretion regarding the admissibility of any evidence.

6.                                      Within [***] following completion of the hearing, each Party may submit to the other Party and the panel a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed [***].  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.                                      The panel shall rule on each disputed issue in writing within [***] following completion of the hearing.  Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues.  The panel shall not issue any written opinion or otherwise explain the basis of the ruling.

8.                                      The panel shall be paid a reasonable fee plus expenses.  These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)                                  If the panel rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

(b)                                  If the panel rules in favor of one Party on some issues and the other Party on other issues, the panel shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties.  The panel shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.                                      The rulings of a majority of the panel and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.                               Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information.  The panel shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

SCHEDULE 4.4(a)
Initial Studies

FER-CKD-201

Ferumoxytol Compared to Iron Sucrose Trial (FIRST): A Randomized, Multicenter, Trial of Ferumoxytol Compared to Iron Sucrose for the Treatment of Iron Deficiency Anemia in Adult Subjects with Chronic Kidney Disease

[***]	[***]

AMAG-FER-IDA-302	A Phase III, Randomized, Open-label, Active-Controlled, Trial Comparing Ferumoxytol with Iron Sucrose for the Treatment of Iron Deficiency Anemia

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 4.4(b)
U.S. Studies and Pediatric Studies

AMAG-FER-CKD-251

A Randomized, Open-Label, Active-Controlled Study of the Safety, Efficacy, and Pharmacokinetics of Ferumoxytol Compared with Oral Iron for the Treatment of Iron Deficiency Anemia in Pediatric Subjects with Dialysis-dependent Chronic Kidney Disease

AMAG-FER-CKD-252

A Randomized, Open-Label, Active-Controlled Study of the Safety, Efficacy, and Pharmacokinetics of Ferumoxytol Compared with Oral Iron for the Treatment of Iron Deficiency Anemia in Pediatric Subjects with Nondialysis-dependent Chronic Kidney Disease

AMAG-FER-CKD-253	An Open-Label Extension Study of the Safety and Efficacy of Ferumoxytol for the Episodic Treatment of Iron Deficiency Anemia in Pediatric Subjects with Chronic Kidney Disease

AMAG-FER-IDA-301	A Phase III, Randomized, Double-Blind, Placebo-Controlled Trial of Ferumoxytol for the Treatment of Iron Deficiency Anemia

AMAG-FER-IDA-303	A Phase III, Open-Label Extension Trial of the Safety and Efficacy of Ferumoxytol for the Episodic Treatment of Iron Deficiency Anemia

AMAG-FER-IDA-251	A Randomized, Open-Label, Active-Controlled Study of the Safety, Efficacy, and Pharmacokinetics of Ferumoxytol Compared With Oral Iron for the Treatment of Iron Deficiency Anemia in Pediatric Subjects

SCHEDULE 5.1

Clinical Trials of the Product

STUDIES IN HEALTHY VOLUNTEERS

Type of Study	Phase I, PK and safety

Study Identifier	7228-01, “A Phase I clinical investigation of Code 7228” Start date: 09-June-1999; Completion date: 04-August-1999

Location of Study Report	Module 5.3.3.1

Objective(s) of the Study	To evaluate the PK and safety of ferumoxytol at increasing dose levels and at various rates of administration

Study Design and Type of Control	Randomized, double-blind, placebo-controlled, single center, ascending dose

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol:1 mg Fe/kg, 2 mg Fe/kg, 4 mg Fe/kg; IV

Number of Subjects	N=41 (randomized): Ferumoxytol- 35; Placebo - 6

Healthy Subjects or Diagnosis of Patients	Healthy volunteers: M: 22; F: 19

Duration of Treatment	Single dose

Study Status; Type of Report	Complete; Full report CSR 7228-01

Type of Study	Phase 1, Thorough QTc and PK

Study Identifier

62,745-9, “A Phase I active and placebo-controlled study of the electrocardiogram effects and pharmacokinetics of ferumoxytol in healthy men and women”
Start date: 22-May-2006; Completion date: 4-September-2006

Location of Study Report	Module 5.3.4.1

Objective(s) of the Study	To define the effect of ferumoxytol on the QT interval; to assess PK and tolerability

Study Design and Type of Control	Active- and placebo-controlled, randomized, double-blind (with respect to ferumoxytol and placebo), parallel group, single-center

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol: Two 510 mg doses of ferumoxytol administered on two consecutive days Placebo (saline); IV Moxifloxacin (400 mg) as active control; Oral

Number of Subjects	174 Total (randomized): Ferumoxytol -58; Moxifloxacin -58; Placebo-58

Healthy Subjects or Diagnosis of Patients	Healthy volunteers: M:102, F:72

Duration of Treatment	2 x 510 mg doses of ferumoxytol administered on two consecutive days

Study Status; Type of Report	Complete; Full report CSR-62745-9

STUDIES IN PATIENTS WITH CHRONIC KIDNEY DISEASE

Type of Study	Phase I, PK and safety

Study Identifier

62,745-2, “A Phase I open-label, rate administration, pharmacokinetic study of the safety of Code 7228 as an iron replacement therapy in chronic hemodialysis patients who are receiving supplemental EPO therapy”
Start date: 26-Sep-2001; Completion date: 10-Apr-2002

Location of Study Report	Module 5.3.3.2

Objective(s) of the Study	The objective of this study was to evaluate the safety and PK of two doses (125 and 250 mg) of ferumoxytol in subjects with CKD stage 5D who were on HD and receiving supplemental EPO therapy

Study Design and Type of Control	Open-label, single center; Uncontrolled

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol: 1 x 125 mg, 1 x 250 mg; IV

Number of Subjects	20 Total (enrolled): Ferumoxytol 125 mg — 10; Ferumoxytol 250 mg - 10

Healthy Subjects or Diagnosis of Patients	Patients with CKD stage 5D on hemodialysis; M: 10, F: 10

Duration of Treatment	Single dose

Study Status; Type of Report	Complete; Full report CSR-62745-2

Type of Study	Phase II, Safety/Efficacy

Study Identifier

62,745-3, “A Phase II, Open-Label Study of the Safety and Efficacy of Two Parenteral Dose Regimens of Code 7228 (Compared With Oral Iron) as an Iron Replacement Therapy in Chronic Hemodialysis Patients Who Are Receiving Supplemental EPO Therapy”
Start date: 20-Jan-2003; Completion date: 19-June-2003

Location of Study Report	Module 5.3.5.1

Objective(s) of the Study	To evaluate the safety and efficacy of two parenteral dose regimens of ferumoxytol compared with oral iron

Study Design and Type of Control	Multicenter, open label; Active control

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol: 8 x 128 mg, 2 x 510 mg; IV Oral iron: 325 mg per day

Number of Subjects	36 Total (enrolled): Ferumoxytol 8 x 128 mg - 15; Ferumoxytol 2 x 510 mg — 11; Oral iron - 10

Healthy Subjects or Diagnosis of Patients	Patients with CKD stage 5D on hemodialysis: M: 21, F: 15

Duration of Treatment	8 x 128 mg doses of ferumoxytol within 4 weeks; 2x 510 mg of ferumoxytol within 2 weeks; daily oral iron for 8 sequential dialysis sessions (approx. 3 weeks)

Study Status; Type of Report	Complete; Full report CSR-62745-3

Type of Study	Phase II, Safety/Efficacy

Study Identifier

62,745-4, “A Phase II, Open-Label Study of the Safety and Efficacy of Two Parenteral Dose Regimens of Code 7228 (Ferumoxytol) as an Iron Replacement Therapy in Chronic Kidney Disease Patients or Patients on Peritoneal Dialysis”
Start date: 07-Oct-2002; Completion date: 27-Dec-2002

Location of Study Report	Module 5.3.5.2

Objective(s) of the Study	To evaluate the safety and efficacy of two parenteral dose regimens of ferumoxytol in subjects with chronic renal failure (not on dialysis), or who were on PD

Study Design and Type of Control	Multicenter, open label; Uncontrolled

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol: 4 x 255 mg, 2 x 510 mg; IV

Number of Subjects	21 Total (enrolled): Ferumoxytol 4 x 255 mg - 10; Ferumoxytol 2 x 510 mg - 11

Healthy Subjects or Diagnosis of Patients	Patients with CKD stages 1-5 not on hemodialysis; M: 9, F: 12

Duration of Treatment	4 x 255 mg of ferumoxytol each separated by 2-3 days; 2 x 510 mg doses of ferumoxytol each separated by 2-3 days

Study Status; Type of Report	Completed; Full report CSR-62745-4

Type of Study	Phase III, Safety/Efficacy

Study Identifier

62,745-5, “A Phase III Study of the Safety and Efficacy of Ferumoxytol (Compared with Oral Iron) as an Iron Replacement Therapy in Hemodialysis Patients who are Receiving Supplemental Erythropoietin Therapy”
Start date: 09-Aug-2004; Completion date: 24-Apr-2007

Location of Study Report	Module 5.3.5.1

Objective(s) of the Study	To evaluate the safety and efficacy of ferumoxytol versus oral iron as an iron replacement therapy in subjects with CKD stage 5D on HD who were receiving supplemental ESA therapy

Study Design and Type of Control	Randomized, multicenter, open label; Active control

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol: Post-amendment: 2 x 510 mg; Pre-amendment: 4 x 255 and 2 x 510 mg; IV Oral iron: 200 mg per day

Number of Subjects	378 Total (randomized): Post-amendment: 230 Total; Ferumoxytol -114; Oral Iron-116 Pre-amendment: 148 Total; Ferumoxytol 4x255 mg — 62; Ferumoxytol -2x510 mg - 64; Oral Iron - 22

Healthy Subjects or Diagnosis of Patients	Patients with CKD stage 5D on hemodialysis; Post- amendment: M: 130, F: 100; Pre-amendment: M: 63, F: 85

Duration of Treatment	2 x 510 mg doses ferumoxytol within 7 days; 4 x 255 mg doses of ferumoxytol, within 14 days; or oral iron for 21 consecutive days

Study Status; Type of Report	Complete; Full report CSR 62745-5

Type of Study	Phase III, Safety/Efficacy

Study Identifier

62,745-6, “A Phase III Study of the Safety and Efficacy of Ferumoxytol (Compared with Oral Iron) as an Iron Replacement Therapy in chronic kidney disease patients not on dialysis”
Start date: 10-May-2004; Completion date: 25-Sep-2006

Location of Study Report	Module 5.3.5.1

Objective(s) of the Study	To evaluate the safety and efficacy of ferumoxytol versus oral iron for iron replacement therapy in subjects with CKD stages 1-5

Study Design and Type of Control	Randomized, multicenter, open label; Active control

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol; 2 x 510 mg; IV; Oral iron: 200 mg per day

Number of Subjects	304 Total (randomized): Ferumoxytol - 228; Oral Iron - 76

Healthy Subjects or Diagnosis of Patients	Patients with CKD stages 1-5: M: 118, F: 186

Duration of Treatment	2 x 510 mg doses of ferumoxytol within 5±3 days, or 21 consecutive days of oral iron

Study Status; Type of Report	Complete; Full report CSR-62745-6

Type of Study	Phase III, Safety/Efficacy

Study Identifier

62,745-7, “A Phase III Study of the Safety and Efficacy of Ferumoxytol (Compared with Oral Iron) as an Iron Replacement Therapy in chronic kidney disease patients not on dialysis”
Start date: 02-June-2004; Completion date: 20-Dec-2006

Location of Study Report	Module 5.3.5.1

Objective(s) of the Study	To evaluate the safety and efficacy of ferumoxytol versus oral iron for iron replacement therapy in subjects with CKD stages 1-5

Study Design and Type of Control	Randomized, multicenter, open label; Active control

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol: 2 x 510 mg; IV Oral iron: 200 mg per day

Number of Subjects	304 Total (randomized): Ferumoxytol - 227; Oral Iron — 77

Healthy Subjects or Diagnosis of Patients	Patients with CKD stages 1-5; M: 125, F: 179

Duration of Treatment	Two IV doses of ferumoxytol within 5±3 days, or 21 consecutive days of oral iron

Study Status; Type of Report	Complete; Full report CSR-62745-7

Type of Study	Phase III, Safety

Study Identifier	62,745-8, “A Double Blind, Placebo Controlled, Crossover Design, Multicenter Study of Intravenous Ferumoxytol Compared with Placebo” Start date: 27-Jan-2005; Completion date: 6-Sep-2006

Location of Study Report	Module 5.3.5.1

Objective(s) of the Study	To compare the safety of a single 510 mg dose of IV ferumoxytol versus a single dose of IV saline placebo in subjects with all stages of CKD

Study Design and Type of Control	Randomized, multicenter, double-blind, placebo controlled, crossover design

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol; 1 x 510 mg; IV Placebo (saline); IV

Number of Subjects	N=750 (randomized)

Healthy Subjects or Diagnosis of Patients	Patients with CKD stages 1-5 and 5D: M: 347, F: 403

Duration of Treatment	A single dose, followed by the crossover dose 7±2 days later

Study Status; Type of Report	Complete; Full report CSR-62745-8

STUDIES IN MEDICAL IMAGING SUBJECTS (PATIENTS AND HEALTHY VOLUNTEERS)

Type of Study	Phase I/IIA, Safety

Study Identifier	58,254-2, “A Phase I/IIa Pilot Investigation Of Code 7228 As A Magnetic Resonance Angiography Contrast Agent” Start date: 01-Nov-2001; Completion date: 11-May-2002

Location of Study Report	Module 5.3.5.4

Objective(s) of the Study	To evaluate the safety and imaging feasibility of ferumoxytol

Study Design and Type of Control	Open label, single center; Uncontrolled

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol; <4 mg Fe/kg; IV

Number of Subjects	17 Total (enrolled): Healthy volunteers — 10; Imaging patients - 7

Healthy Subjects or Diagnosis of Patients	Healthy volunteers and imaging patients: M: 12, F: 5

Duration of Treatment	Single dose

Study Status; Type of Report	Complete; Abbreviated report CSR-58254-2

Type of Study	Phase II, Safety

Study Identifier	58,254-5, “A Phase 2 Investigation of Code 7228 as a Magnetic Resonance Angiography Contrast Agent” Start date: 7-Aug-2002; Completion date: 6-Sep-2005

Location of Study Report	Module 5.3.5.4

Objective(s) of the Study	To evaluate the safety and imaging feasibility of ferumoxytol

Study Design and Type of Control	Open label, single center; Uncontrolled

Test Product(s): Dosage Regimen; Route of Administration	Ferumoxytol: <4 mg Fe/kg; IV

Number of Subjects	49 Total (enrolled): Healthy volunteers - 15; Imaging patients - 34

Healthy Subjects or Diagnosis of Patients	Healthy volunteers and imaging patients; M: 29, F: 20

Duration of Treatment	Single or incremental dose within the same imaging session

Study Status; Type of Report	Complete; Abbreviated report CSR-58254-5

CKD: Chronic kidney disease; HD: Hemodialysis; PK: Pharmacokinetics; IV: Intravenous; M: Male; F: Female; ESA: Erythropoiesis stimulating agent; PD: Peritoneal dialysis; CSR: Clinical study report; N/A: Not applicable.

SCHEDULE 7.2

SUPPLY AGREEMENT TERMS

This Schedule 7.2 describes the basic scope and principles to be included in the Supply Agreement, which will govern supply of Takeda’s requirements of both clinical and commercial quantities of the Product pursuant to the terms of Article 7 of the License, Development and Commercialization Agreement (the “Agreement”).

Scope

1)                                     Each Party shall appoint appropriate representatives to negotiate the Supply Agreement.

2)                                     This Schedule 7.2 is not intended to include all terms and conditions anticipated to be included in the Supply Agreement.  The Supply Agreement will describe and define the procedures, terms and conditions for forecasting, manufacture, quality assurance, delivery, price, payment and appropriate other activities relating to the supply of the Product in the Field and in the Licensed Territory consistent with the terms described below and will contain such other terms and conditions customarily contained in supply agreements in the pharmaceutical industry, including without limitation warranties and indemnities.

General

1)                                     Takeda shall purchase exclusively from AMAG, and AMAG shall supply, all of Takeda’s and its Affiliates’ and its/their sublicensees’ requirements of the Product, except as otherwise provided in this Schedule 7.2 and the Agreement.  AMAG shall supply Takeda (either by itself or through its Designated Second Source Suppliers (each, a “DSS”)) with the Product in unlabeled finished form for use under the Agreement and in accordance with the terms of the Supply Agreement.

2)                                     The term of the Supply Agreement shall be coextensive with the Term of the Agreement.

3)                                     AMAG shall use Commercially Reasonable Efforts to manage Takeda’s supply needs (e.g., volumes and unit costs) for the Licensed Territory in a manner proportionate to AMAG’s supply needs outside the Licensed Territory.

23

Price/ Payment

1)                                     The purchase price for commercial and clinical supply shall be [***].

[***]

2)                                     The Supply Agreement will include a mechanism for applying annual volume-based pricing, which may include an annual true-up or other adjustment mechanism agreed by the Parties.

3)                                     “Fully Burdened Manufacturing Cost” means the consolidated fully burdened cost incurred by AMAG in the Manufacture of Product (calculated in accordance with GAAP) of the following items: (i) direct and indirect cost of any materials; (ii) direct labor costs (including benefits); (iii) factory overhead (fixed and variable); (iv) operating costs of facilities and equipment (including idle plant capacity); (v) a charge for depreciation and repairs and maintenance costs of facilities and equipment; (vi) quality and in-process control costs; and (vii) charges for spoilage and scrap.  Each such cost described in items (i) through (vii) above shall be determined in accordance with AMAG’s accounting practices applied on a normal and customary basis by AMAG consistent with its practices.  Notwithstanding the foregoing, Fully Burdened Manufacturing Cost shall not include any costs for unusable batches resulting from AMAG’s failure to conduct its manufacturing activities in accordance with the terms of the Supply Agreement or any profit related to inter-company transfer pricing.  To the extent that a Product, or any component thereof, is Manufactured for AMAG by a Third Party, amounts paid by AMAG to such Third Party directly for Manufacture will be added, without mark up, to the aggregate amount of the foregoing items.  The Parties acknowledge and agree that [***].

4)                                     Payment terms are [***] from receipt of invoice (invoice will not be issued prior to shipment).

5)                                     [***]

6)                                     AMAG shall consult with Takeda regarding any capital equipment proposed to be acquired for use in supplying Product to Takeda and for which Takeda would bear all or some portion of the costs.  Takeda will be responsible to AMAG for any capital equipment expenditures made after the Effective Date to the extent attributable to AMAG’s supply of Product to Takeda for the Licensed Territory where Takeda agrees to such expenditures or to the extent that such capital equipment purchase is reasonably necessary to the manufacture of the Product for

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Licensed Territory.  If any such equipment is attributable to both the Licensed Territory and outside the Licensed Territory, the Parties will use good faith efforts to agree on a reasonable allocation of such expenditures to the Licensed Territory and outside the Licensed Territory, based on the volumes supplied for each such territory.  The Supply Agreement will include a mechanism for resolving any disagreement between the Parties as to the acquisition of any such equipment and/or the allocation between the Parties of the expenditure.

Forecasting and Ordering

1)                                     Commencing twelve (12) months prior to the anticipated First Commercial Sale of the Product in the Licensed Territory, and at the beginning of each calendar quarter thereafter, Takeda shall provide AMAG with twelve (12) month rolling forecasts of its requirements of the Product for the Licensed Territory, [***] of which shall be binding.  Each such forecast shall be consistent with Takeda’s projected commercial sales of the Product in the Licensed Territory on a quarterly basis.  If the First Commercial Sale of the Product is delayed, upon Takeda’s request, AMAG will use Commercially Reasonable Efforts to utilize outside of the Licensed Territory those quantities of Product representing the binding portion of such forecasts.

2)                                     If Takeda places an order exceeding its forecast for the period to which the purchase order applies, AMAG shall supply up to [***] of Takeda’s forecasted quantities for such period. AMAG shall use Commercially Reasonable Efforts to supply Takeda with any quantities of Product over [***] of the relevant forecast for such period.  For clarity, any capital expenditure required for such increased amounts shall be addressed through the mechanism above in Price/Payment (item 6).

3)                                     The Supply Agreement will contain mutually agreed information sharing and planning procedures with respect to the forecasting, supply and quality of the Product, including a mechanism for addressing increases and decreases to the non-binding portion of Takeda’s forecast.

Delivery

Delivery requirements, location and Incoterms shall be defined in the Supply Agreement.

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Manufacture and Quality Control

1)                                     Product shall be manufactured in compliance with cGMP, as defined by Regulatory Authorities within the Licensed Territory.  The Product shall be manufactured according to specifications for the Product set forth in the Supply Agreement (“Specifications”), which initially shall be the specifications for Product supplied by AMAG for the U.S. as of the Effective Date.

2)                                     The Supply Agreement will contain change control procedures for the Specifications and other related matters.  Change requests will be made pursuant to a written change request process agreed by both parties.  The change request process will also document any changes to estimated timelines and costs.  The parties must mutually agree to any changes to the Specifications, including any changes that require prior approval by a Regulatory Authority.  Takeda will bear the cost of any approved changes to the extent requested by it or implemented in connection with any change to comply with regulatory requirements or any Regulatory Approval in the Licensed Territory; provided that AMAG shall use Commercially Reasonable Efforts to implement such changes in a cost-effective manner.

3)                                     The Supply Agreement shall define a procedure for notification of each party in the event of a product complaint from the field or product recall.

4)                                     The Supply Agreement shall define a procedure for resolution of any disputes regarding product quality.

5)                                     The Supply Agreement shall define safety and waste handling procedures relating to the Product and its Manufacture.

6)                                     Some or all of items (1)-(5) may be included in the quality agreement (as described below).

7)                                     Each Party will have a reciprocal audit right allowing, during regular business hours, reasonable access by the other Party’s quality assurance, quality control, compliance and other relevant personnel (including the other Party’s consultants who are under the same confidentiality and limited use obligations under this Agreement), upon reasonable notice, to audit its facilities and/or its contract manufacturing/laboratory sites where the Product is manufactured, packaged, labeled and/or tested, and shall allow reasonable access to related documentation; provided that AMAG shall have the right to redact CMC Information from any documentation provided to Takeda.  The purpose of such audit shall be to assess compliance with the cGMP and applicable Laws in the country of manufacture.

Transfer of Analytical Methods (QA)

The Supply Agreement will contain mutually acceptable provisions regarding release testing of the Product and, if applicable, the transfer of information necessary for Takeda to perform required quality testing, as applicable.

Quality Agreement

The parties will work in good faith to complete a quality agreement on a mutually agreed time frame prior to First Commercial Sale of the Product, or as soon as practicable following the Effective Date if the Parties determine a quality agreement is necessary with respect to clinical supply of Product.

Second Source / Safety Stock

1)                                     The Supply Agreement will contain detailed procedures for implementing the Second Source Plan in accordance with Section 7.3 of the Agreement and this Schedule 7.2.

2)                                     AMAG shall pay all costs associated with qualifying, initiating and maintaining each DSS as set forth in the Second Source Plan as of the Effective Date.  Costs for additional qualification, initiation and maintenance of such DSSs or additional designated second source suppliers will be allocated between AMAG and Takeda to the extent attributable to outside the Licensed Territory and the Licensed Territory, respectively.  The Parties shall use good faith efforts to agree on a reasonable allocation, based on the volumes supplied for each such territory.

3)                                     AMAG and/or its DSS shall manufacture and maintain at a designated facility at AMAG’s expense a safety stock of Product inventory exclusive to Takeda in an amount equal to [***] in accordance with the terms of the Supply Agreement.  On a quarterly basis, AMAG shall inform Takeda of the then-current inventory and other relevant information for the safety stock.  AMAG shall have the right to supply Takeda Product from the safety stock.  AMAG shall use Commercially Reasonable Efforts to restore safety stock as soon as reasonably practicable.  The Supply Agreement will include a mechanism to address the situation where AMAG is unable to restore safety stock to the required level within a mutually agreed time period.

4)                                     AMAG shall have the right to use a DSS for the supply of Product to Takeda for the Licensed Territory (e.g., to supplement existing capacity, to purchase safety stock, or to obtain more favorable pricing for AMAG and Takeda).  AMAG shall notify and consult with Takeda regarding any such decision and keep Takeda reasonably informed of its use of the DSS.  AMAG will consider Takeda’s comments to such arrangement in good faith and use Commercially Reasonable Efforts to ensure that Takeda’s current and anticipated demand of the Product, consistent with amounts forecasted by Takeda, will be met in accordance with the terms of the Supply Agreement, and that any incremental cost for supply of

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Product from the DSS is reasonably allocated to the Licensed Territory and outside the Licensed Territory, based on the volume demands of each such territory.  In the event AMAG sources Product to supply to Takeda from a DSS, AMAG shall provide such Product to Takeda [***].

5)                                     If Takeda anticipates specific Product sourcing needs in a Product configuration not in existence as of the Effective Date (e.g., package size or dosage form specific to the Licensed Territory), Takeda shall notify AMAG, and the Parties shall meet to discuss such needs in good faith and a reasonable means for satisfying Takeda’s request for Product.  The Parties anticipate that AMAG shall be the supplier of such Product.  AMAG shall use Commercially Reasonable Efforts to satisfy Takeda’s new Product supply needs itself or through one or more DSS, subject to the Parties’ mutual written consent, not to be unreasonably withheld.  [***]  If any such expenses are attributable to both the Licensed Territory and outside the Licensed Territory, the Parties will use good faith efforts to agree on a reasonable allocation of such expenses to the Licensed Territory and outside the Licensed Territory, based on the volumes supplied for each such territory.

6)                                     As to be further detailed in the Supply Agreement, Takeda shall have the right to obtain Product for use in the Licensed Territory from a DSS through a contract to which AMAG is a party upon the following events:  (A) an Insolvency Event of AMAG, (B) a failure by AMAG, in any calendar quarter, to supply in accordance with the terms of the Supply Agreement at least [***] (C) a failure by AMAG, in each of two (2) consecutive calendar quarters, to supply in accordance with the terms of the Supply Agreement [***] (each of (A) through (C), a “Transfer Event”).  Upon the occurrence of a Transfer Event, Takeda shall notify AMAG of its intent to source from the DSS and shall have the right to purchase from the DSS that amount of Product that AMAG failed to supply based upon Takeda’s binding purchase orders, plus any additional amount that takes into consideration the current deficit (if any) in safety stock, Takeda’s customer’s orders for the applicable calendar quarter, and minimum batch sizes or other minimum supply requirements imposed by a DSS.  For clarity, Takeda’s rights under this item (6)  (and the licenses granted in Section 2.1(a) of the Agreement) are limited solely to obtaining Product from a DSS, and Takeda shall have no right to receive (or provide to any Third Party) any AMAG Know-How related to Manufacturing of the Product except for the CMC Information expressly provided in the Agreement or to the extent that disclosure of AMAG Know-How is reasonably required for Takeda to Finish the Product.  The Supply Agreement shall detail AMAG’s obligations to make all reasonably necessary arrangements with its DSS, which

[***]  INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

may include, but is not limited to,  amendment of its supply agreement with a DSS, to ensure that Takeda has the right and ability to fully exercise its rights under the Supply Agreement, to purchase its requirements of Product (including drug substance) from a DSS upon the occurrence of a Transfer Event.

7)                                     If Takeda purchases Product from a DSS following a Transfer Event as provided above, [***].  So long as AMAG uses Commercially Reasonable Efforts to meet Takeda’s forecasted purchase of Product under the Supply Agreement and uses Commercially Reasonable Efforts to work with the DSS to supply Product to Takeda in accordance with the Second Source Plan (including using Commercially Reasonable Efforts to manage demand and supply of the Product, taking into consideration the demand for Product for the Licensed Territory and outside the Licensed Territory), such right to purchase Product from a DSS [***] shall not be applicable if such failure to supply is caused by AMAG’s or its DSS’s (i) failure to comply with applicable Laws relating to the Manufacture of the Product or (ii) gross negligence or wilful misconduct.

8)                                     Following a Transfer Event, Takeda shall resume purchasing all of its requirements for the Product from AMAG (and cease purchasing from a DSS), exercising Commercially Reasonable Efforts, within a reasonable time frame after AMAG’s: (A) reasonably demonstrating that it is able to supply Product in accordance with the terms of the Supply Agreement and Takeda’s forecast and (B) manufacturing and maintaining a [***] of safety stock of drug substance for the Product exclusive to Takeda (in addition to its safety stock of Product), taking into account any residual Product purchase and other obligations to the DSS.

9)                                     If, after [***], AMAG is unable to meet Takeda’s forecasted demand for the Product, then Takeda shall obtain, at its expense, the Product from the DSS [***].  In such event, AMAG shall no longer be obligated to supply Product directly to Takeda (and Takeda shall no longer be obligated to purchase Product directly from AMAG), and Takeda will have the right to purchase all of its requirements of the Product directly from a DSS as Takeda’s primary source of supply of the Product.  AMAG will reasonably cooperate with Takeda in the transition to the DSS.  In addition, AMAG shall undertake promptly, using Commercially Reasonable Efforts, to identify, qualify and maintain a new Designated Second Source Supplier reasonably acceptable to the Parties for drug substance and Product.  The Supply Agreement will include a mechanism for allocating costs for such activities with respect to such new Designated Second Source Supplier between the Parties.

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10)                              Notwithstanding anything in this Schedule 7.2 to the contrary, [***], if the Acquiror is conducting human clinical studies with or commercializing in the Licensed Territory any pharmaceutical product containing or comprising iron as the primary active pharmaceutical ingredient formulated for delivery by parenteral means at the closing of the acquisition of AMAG, then:

(a)                                  the conditions under clauses (B) and (C) in item (6) above shall be modified as follows: (i) [***]

(b)                                 AMAG’s requirement to maintain safety stock of Product inventory shall [***].

Product Warranty

AMAG will provide standard warranties applicable in the pharmaceutical industry, including warranties that all Product Manufactured by or on behalf of AMAG:

i)                                         shall be manufactured and tested in accordance with all applicable laws, rules, regulations or guidelines of any relevant Regulatory Authority, and GMPs applicable to, without limitation, the manufacturing, storage, and shipment of Product,

ii)                                      shall not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, 21 U.S.C. Section 301c et. seq., or other applicable laws, rules, regulations or guidelines of any relevant Regulatory Authority,

iii)                                   at the time of delivery to Takeda will meet the Specifications, and

iv)                                  will have a shelf life of a commercially viable period of [***].

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SCHEDULE 7.3

SECOND SOURCE PLAN

The following plan outlines AMAG’s current plan for the availability of primary and secondary manufacturers of API (drug substance) and drug product for the Licensed Territory.

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Secondary Supply Source

AMAG has developed a plan to provide for alternative (secondary) sources for both drug substance and drug product for the EU (see attachment 1).

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 [***]

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16.8	Severability	71

16.9	No Waiver	71

16.10	Independent Contractors	71

16.11	English Language; Governing Law	72

16.12	Counterparts	72

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